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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Staples, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

Notice of Annual Meeting of Stockholders to be Held
on June 13, 2005

        The Annual Meeting of Stockholders of Staples, Inc. will be held at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, on June 13, 2005 at 8:00 a.m., local time, to consider and act upon the following matters:

  (1)
  To elect four Class 2 Directors to serve for a three-year term expiring at the 2008 Annual Meeting of Stockholders.

  (2)
  To approve Staples' Amended and Restated 2004 Stock Incentive Plan increasing the total number of shares of common stock authorized for issuance under the plan.

  (3)
  To ratify the selection by the Audit Committee of Ernst & Young LLP as Staples' independent registered public accounting firm for the current fiscal year.

  (4)
  To act on one shareholder proposal expected to come before the meeting.

  (5)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 19, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books will remain open.

By Order of the Board of Directors,

Jack A. VanWoerkom, Secretary
Framingham, Massachusetts May 6, 2005

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THIS PROXY STATEMENT AND THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

"STREET NAME" HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP IN STAPLES, INC. AS OF THE RECORD DATE.

STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

PROXY STATEMENT
For the Annual Meeting of Stockholders on June 13, 2005

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Staples, Inc. ("We", "Staples" or the "Company") for use at the Annual Meeting of Stockholders to be held on June 13, 2005 beginning at 8:00 a.m. at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, and at any adjournment or postponement of that meeting. An annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and other information required by the rules of the Securities and Exchange Commission, is being mailed to stockholders, along with these proxy materials, on or about May 6, 2005.

        All stock information contained in this proxy statement reflects the three-for-two stock dividend that we paid to stockholders on April 15, 2005 to stockholders of record on March 29, 2005.

        A copy of our Annual Report on Form 10-K for the fiscal year ended January 29, 2005 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Staples, Inc., Attention: Corporate Secretary, 500 Staples Drive, Framingham, MA 01702, telephone: (508) 253-5000.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors, approval of our Amended and Restated 2004 Stock Incentive Plan, ratification of our independent registered public accounting firm, consideration of one shareholder proposal and consideration of such other business as may properly come before the meeting.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, April 19, 2005, are entitled to receive notice of the Annual Meeting and to vote their shares of Staples common stock at the meeting, or any postponement or adjournment of the meeting. Holders of Staples common stock are entitled to one vote per share and all votes will be confidential.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" (through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in Staples as of the record date.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Staples common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 740,556,865 shares of Staples common stock were outstanding and entitled to vote. Proxies that are received and marked as withholding authority, abstentions, and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be represented at the meeting.

How do I vote?

        If you complete, sign and return the accompanying proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote in favor of the matters to be voted upon other than the shareholder proposal, and will vote against the shareholder proposal.

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank or broker will send you directions on how to vote those shares. Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes."

        If you are a stockholder as of the record date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Can I submit a proxy by the Internet or by telephone?

        If you are a registered stockholder (where you hold your stock in your own name), you may submit a proxy by the Internet by following the instructions at http://www.eproxy.com/spls or by telephone by calling 1-800-435-6710. If your shares are held in "street name", you will need to contact your broker or other nominee to determine whether you will be able to submit a proxy by the Internet or by telephone.

Can I change my proxy after I return my proxy card?

        Yes. Any proxy may be revoked by a stockholder at any time before it is exercised at the Annual Meeting by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

What is the vote required to approve each matter?

        Election of Directors—The affirmative vote of the holders of shares of Staples common stock representing a plurality of the shares of Staples common stock voting on the matter is required for the election of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more Directors, and any broker non-votes, will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there is a quorum.

        Approval of the Amended and Restated 2004 Stock Incentive Plan—The affirmative vote of the holders of a majority of the shares of Staples common stock voting on the matter is required for the approval of the Amended and Restated 2004 Stock Incentive Plan. A properly executed proxy marked "ABSTAIN", and any broker non-votes, will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there is a quorum.

        Independent Registered Public Accounting Firm—The affirmative vote of the holders of shares of Staples common stock representing a majority of the shares of Staples common stock voting on the matter is required for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. A properly executed proxy marked "ABSTAIN", and any broker non-votes, will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there is a quorum.

        Approval of the Shareholder Proposal—The affirmative vote of the holders of shares of Staples common stock representing a majority of the shares of Staples common stock voting on the matter is required for the approval of the shareholder proposal described in this proxy statement. A properly executed proxy marked "ABSTAIN" with respect to the shareholder proposal, and any broker non-votes, will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there is a quorum.

Are there other matters to be voted on at the meeting?

        Other than the shareholder proposal discussed in this proxy statement, the Board of Directors does not know of any other matters which may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their best judgment.

        THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT YOUR PROXY. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Other Matters

        All costs of solicitation of proxies will be borne by us. We have engaged Mellon Investor Services LLC to serve as the independent inspector of elections and to assist us with planning and organizational matters, along with certain ministerial services, in connection with the proxy solicitation process at a cost anticipated not to exceed $9,000. In addition to solicitations by mail, our Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, electronic communication and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their related out-of-pocket expenses.

        Stockholders who intend to present stockholder proposals at the 2006 Annual Meeting of Stockholders and desire to include such proposals in our proxy materials relating to that meeting should contact our Corporate Secretary at 500 Staples Drive, Framingham, MA 01702. Such stockholder proposals must be received at our principal corporate offices in Framingham, Massachusetts at the address set forth in the preceding sentence not later than January 5, 2006 and must be in compliance with applicable laws and Rule 14a-8 under the Securities Exchange Act of 1934 in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

        If a stockholder wishes to present a proposal, or nominate a director candidate for election, at our 2005 Annual Meeting of Stockholders and the proposal or nomination is not intended to be included in our proxy statement for such meeting, the stockholder must give advance notice to us by the close of business on May 16, 2005, in accordance with our By-laws. If a stockholder gives notice of such a proposal or nomination after the May 16, 2005 deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the meeting. If a stockholder wishes to present a proposal or nomination at our 2006 Annual Meeting of Stockholders and the proposal or nomination is not intended to be included in our proxy statement for such meeting, the stockholder must give advance notice to us in accordance with our By-laws, as further described below. If a stockholder gives notice of such a proposal or nomination after the applicable deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the meeting. For the 2006 Annual Meeting of Stockholders, our Corporate Secretary generally must receive such a notice at the address noted above not less than 60 nor more than 90 days prior to the 2006 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, our By-laws provide that notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the 2006 Annual Meeting is mailed or such public disclosure is made, whichever occurs first. The written notice must also contain the information specified in our By-laws.

        As of the date of this proxy statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting. Should any other matter requiring a vote of the stockholders arise and be properly presented at the Annual Meeting, the proxy included with this proxy statement confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter, in accordance with their best judgment.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write or call our Corporate Secretary at the following address or phone number: 500 Staples Drive, Framingham, Massachusetts 01702, telephone (508) 253-5000. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Beneficial Ownership of Common Stock

        The following table sets forth the beneficial ownership of our common stock held as of April 8, 2005 (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) by each current Director and nominee for Director, (iii) by each of the Senior Executives named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) by all current Directors, nominees for Directors and executive officers as a group:

Name of beneficial owner	Number of shares beneficially owned (1)		Shares acquirable within 60 days (2)	Percentage of common stock beneficially owned (3)
5% Stockholders
FMR Corp. 82 Devonshire Street Boston, MA 02109	71,009,655	(4)	0	9.59%
Directors, Nominees for Director and Senior Executives
Ronald L. Sargent	1,295,371		5,698,434	*
Basil L. Anderson	207,031		477,312	*
Martin Trust	412,726	(5)	154,687	*
Robert C. Nakasone	333,888	(6)	129,375	*
Rowland T. Moriarty	323,989	(7)	154,687	*
Paul F. Walsh	114,199	(8)	154,687	*
George J. Mitchell	63,130		101,250	*
Mary Elizabeth Burton	25,350		101,250	*
Arthur M. Blank	52,800		36,000	*
Brenda C. Barnes	10,800		23,625	*
Richard J. Currie	9,600		23,625	*
Gary L. Crittenden	3,600		5,625	*
John J. Mahoney	226,707		1,920,268	*
Joseph G. Doody	193,287		717,091	*
Michael Miles	225,652		93,750	*
All current Directors, nominees for Director and executive officers as a group (18 persons)	3,936,078		10,426,572	1.91%

*
Less than 1%

(1)
Each person has sole investment and/or voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Does not reflect the number of shares issuable upon the exercise of stock options available on April 8, 2005 or within 60 days thereafter. Includes unvested performance accelerated restricted stock awards. See "Performance Accelerated Restricted Stock Awards."

(2)
Reflects the number of shares issuable upon the exercise of stock options available on April 8, 2005 or within 60 days thereafter.

(3)
Number of shares deemed outstanding includes 740,646,502 shares of Staples common stock outstanding as of April 8, 2005 and any options for shares that are exercisable by such beneficial owner within 60 days after April 8, 2005.

(4)
Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR") and an investment adviser, is the beneficial owner of 67,696,257 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d, Chairman of FMR ("ECJ"), FMR, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 67,696,257 shares owned by the Fidelity Funds. Neither FMR nor ECJ has sole power to vote or to direct the voting of the shares owned by the Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR and a bank, is the beneficial owner of 2,634,004 shares as a result of its serving as investment manager of the institutional account(s). ECJ and FMR, through its control of FMTC, each has sole dispositive power over the 2,634,004 shares and sole power to vote or to direct the voting of 2,331,004 of the shares, and no power to vote or to direct the voting of 303,000 of the shares owned by the institutional account(s) described in the immediately preceding sentence. Strategic Advisers, Inc. ("SA"), a wholly owned subsidiary of FMR and an investment adviser, is the beneficial owner of 30,343 shares. Fidelity International Limited ("FIL"), a Bermudan joint stock company and an investment adviser, is the beneficial owner of 649,050 shares. FIL has sole power to vote and sole power to dispose of the 649,050 shares. Formerly a majority-owned subsidiary of Fidelity, FIL currently operates as an entity independent of FMR and Fidelity. A partnership controlled by ECJ and members of his family owns shares of FIL voting stock and ECJ is Chairman of FIL. Members of the ECJ family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. ECJ owns 12.0% and Abigail Johnson, a Director of FMR, owns 24.5% of the aggregate outstanding voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. This is based on FMR's Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005.

(5)
Includes 25,624 shares owned by Mr. Trust's wife, 36,204 shares owned by 1999 MTDT Descendants' Trust, and 1,462 shares owned by Trust Family Foundation.

(6)
Includes 216,007 shares owned by Robert C. Nakasone Trust and 93,280 shares owned by Nakasone Capital LLC.

(7)
Includes 59,220 shares owned by Mr. Moriarty's children and 82,500 shares owned by Mr. Moriarty's wife.

(8)
Includes 247 shares held by Paul F. Walsh, IRA.

PROPOSAL 1 — ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to the election and qualification of their successors or to the earlier of their death, resignation or removal). The persons named in the enclosed proxy will, upon receipt of a properly executed proxy, vote to elect Brenda C. Barnes, Mary Elizabeth Burton, Richard J. Currie and Rowland T. Moriarty as Class 2 Directors for a term expiring at the 2008 Annual Meeting, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a Staples Class 2 Director whose term expires at the 2005 Annual Meeting. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

        Set forth below are the names and certain information with respect to each of the nominees to serve as a Director of Staples.

Nominees to Serve as Directors for a Three-Year Term Expiring at the 2008 Annual Meeting
(Class 2 Directors)

Served as a Director Since
Brenda C. Barnes, age 51
Chief Executive Officer of Sara Lee Corporation since February 2005, Ms. Barnes was the President and Chief Operating Officer of Sara Lee Corporation from July 2004 to February 2005 and has been a Director of Sara Lee Corporation since July 2004. A former adjunct professor at Kellogg Graduate School of Business and North Central College from January 2002 to April 2002. Ms. Barnes was President of Starwood Hotels & Resorts, Inc. from November 1999 to March 2000. Prior to that, she served as President & CEO of Pepsi-Cola North America from 1996 to February 1998. Ms. Barnes is also a Director of New York Times Company.	June 2002
Mary Elizabeth Burton, age 53 Chairman and Chief Executive Officer of BB Capital, Inc., a retail advisory and management services company, since July 1992. Ms. Burton was Chief Executive Officer of the Cosmetic Center, Inc., a chain of 250 specialty retail stores, from June 1998 to April 1999. Prior to that, she served as Chief Executive Officer of PIP Printing from July 1991 to July 1992, and as Chief Executive Officer of Supercuts, Inc. from September 1987 to June 1991. She is also a Director of The Sports Authority, Inc., Rent-A-Center, Inc., Zale Corporation and Aeropostale, Inc.	1993

Richard J. Currie, age 67
Chairman of the Board of Bell Canada Enterprises (BCE) Inc. and Bell Canada, telecommunications companies, since April 2002. Mr. Currie was President and a Director of George Weston Limited, a food processor, from June 1996 to May 2002. He was President and a Director of Loblaw Companies Limited, a food retailer, from 1976 to 2001. Mr. Currie is also a Director of CAE Inc. and Petro-Canada.	June 2002
Rowland T. Moriarty, age 58 Chairman and CEO of Cubex Corporation, a consulting company, since 1981. Dr. Moriarty was a professor at Harvard Business School from 1982 to 1992. He is also a Director of Charles River Associates, Inc., Trammel Crow Company and Wright Express Corporation.	1986

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

PROPOSAL 2 — APPROVAL OF THE STAPLES' AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN

        We are asking our stockholders to vote to approve our Amended and Restated 2004 Stock Incentive Plan (the "Restated Plan"), which will provide stock compensation to associates, executive management and directors based on level of responsibility, company performance and other factors. Our Board of Directors believes that Staples' future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the amendments effected by the Restated Plan are necessary to:

  •
  ensure that we have the flexibility we need to make equity awards of appropriate size and form to attract, retain and motivate talented associates, executive management and directors; and

  •
  reflect evolving best practices in corporate governance as they relate to equity compensation plans.

        On April 27, 2005, upon the recommendation of the Compensation Committee of our Board of Directors, our Board adopted, subject to stockholder approval, the Restated Plan to (1) increase by 27,830,000 shares the total number of shares of Staples common stock authorized for issuance thereunder from 34,500,000 shares (after giving effect to the three-for-two stock split effected in the form of a stock dividend distributed on April 15, 2005) to 62,330,000 shares, in each case subject to increase as a result of shares becoming available under the 1992 Plan as described below, (2) eliminate certain provisions providing for the return of shares to the 2004 Stock Incentive Plan (the "Existing Plan") for reuse pursuant to new awards, (3) add certain restrictions on transferability of awards, and (4) make certain other modifications to reflect recent legislative and regulatory developments. The Compensation Committee recommended that our Board adopt, and our Board adopted, the Restated Plan because they believe that:

  •
  the number of shares currently available under the Existing Plan may not be sufficient to satisfy Staples' equity compensation needs through fiscal 2006; and

  •
  other amendments should be made to the Existing Plan to reflect evolving best practices in corporate governance as they relate to equity compensation plans.

        As of April 18, 2005, there were 20,269,039 shares of Staples common stock available for issuance under the Existing Plan. If this proposal is approved by our stockholders, there would be approximately 48,100,000 shares of Staples common stock available for issuance under the Restated Plan.

        As more fully described below, the Restated Plan provides for a variety of types of equity awards, including stock options, restricted stock, restricted stock units and performance accelerated restricted stock, or PARS. This range of available types of awards provides the Compensation Committee with flexibility to determine the appropriate mix of awards for different groups of plan participants and for individuals within those groups. Staples is committed to using a mix of equity compensation that most effectively aligns the interests of our associates, officers, directors, consultants, advisors and other service providers with the interests of our stockholders. Our Compensation Committee considers a variety of factors when determining what type of equity award to grant including, among others, dilution to our stockholders, creation of long-term incentives for the award recipient and accounting and tax consequences to Staples.

        At the time we sought stockholder approval of the Existing Plan, our Board believed that the total number of shares authorized for issuance thereunder would be sufficient to cover awards through the end of fiscal 2006. This belief was based on a number of assumptions and expectations, including the anticipated impact that proposed changes in accounting rules would have on the accounting treatment of stock options, and current and evolving practices of other companies, including our competitors, with respect to equity compensation. Specifically, we expected that the Financial Accounting Standards Board's Statement of Accounting Standards No. 123 (revised 2004) ("FAS 123r") could become effective in 2004 and would become effective for Staples in 2005. Based on this timing, we decided to accelerate the shift in our mix of long-term incentive compensation in 2005 toward greater use of restricted stock and reduced emphasis on the use of stock options, since we believe that we can deliver the same economic value to plan participants with fewer shares of restricted stock (resulting in less dilution to our stockholders) as compared to option shares.

        However, since we submitted the Existing Plan to our stockholders for approval in 2004, there has been continuing uncertainty surrounding the implementation and timing of these proposed accounting changes. In particular, the required implementation dates for FAS 123r by publicly traded companies have been delayed by the SEC. The accounting consequences of restricted stock awards compared to stock options continue to be an important factor in the Compensation Committee's decision regarding the appropriate mix of restricted stock and stock options to use to compensate and motivate Staples' associates. In light of this continuing uncertainty and current and evolving practices of other companies, including our competitors, the Compensation Committee and our Board has determined (1) that it would not be in Staples' best interest to proceed with the transition away from stock option grants on the timetable previously intended and (2) to delay such transition until the accounting regulations and actions of our competitors are more certain so that we can determine the appropriate mix of restricted stock and stock options.

        Our mix of long-term incentive compensation has for some time included restricted stock awards, and we anticipate shifting more heavily toward use of restricted stock in 2006 assuming that FAS 123r is implemented on the timetable currently proposed by the SEC. We believe that the Restated Plan is necessary to ensure that our Compensation Committee has the flexibility it needs to make, in addition to other types of awards, stock option grants as and to the extent appropriate over the next two to three years, depending on numerous factors, some of which are outside of Staples' control.

        In addition, the Restated Plan does not permit the return of shares for reuse pursuant to new awards under a variety of circumstances, as more fully described below. The Restated Plan also modifies the restrictions on transferability of awards and requires that awards comply with new Section 409A of the Code unless the Board specifically authorizes otherwise at the time of grant. We believe these additional changes to the Existing Plan reflect evolving best practices in corporate governance as they relate to equity compensation plans.

Description of the Restated Plan

        The following summary is qualified in its entirety by reference to the Restated Plan, a copy of which is attached to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC's Internet home page (www.sec.gov). In addition, a copy of the Restated Plan may be obtained from our Corporate Secretary.

Types of Awards.

        The Restated Plan provides for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and other stock-based awards. No more than 50% of the total number of shares of Staples common stock covered by the Plan may be issued pursuant to awards that are not options or stock appreciation rights. No more than 2,000,000 shares in the aggregate of Staples common stock available under the Restated Plan may be subject to awards made to Directors of Staples who are not also associates of Staples.

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Staples common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the Staples common stock on the date of grant. Options may not be granted for a term in excess of ten years. Outstanding options may not be amended to provide an exercise price per share which is lower than the then current exercise price per share of such outstanding options. The Board of Directors may not cancel any outstanding options and grant in substitution for such options new options under the Restated Plan covering the same or a different number of shares of Staples common stock and having an exercise price per share lower than the then current exercise price per share of the cancelled options. The Board of Directors, however, has the power to amend stock options to convert them into stock appreciation rights and make other amendments to options, provided that the optionee must consent to such action unless the Board of Directors determines that the action would not materially and adversely affect the optionee.

        Restricted Stock and Restricted Stock Unit Awards.    Restricted stock awards entitle recipients to acquire shares of Staples common stock, subject to the right of Staples to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of Staples common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the Board of Directors may determine.

        Restricted stock and restricted stock unit awards granted under the Restated Plan may vest (1) solely on the basis of passage of time, (2) solely based on achievement of specified performance criteria or (3) upon the passage of time, subject to accelerated vesting if specified performance criteria are met. We also refer to restricted stock awards described in clause (3) above as performance accelerated restricted stock awards, or PARS. The Compensation Committee may determine, at the time of grant, that a restricted stock or restricted stock unit award being made to an officer of Staples to vest solely upon achievement of specified performance criteria be designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each restricted stock or restricted stock unit award intended to so qualify for purposes of Section 162(m) of the Code will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels. The Compensation Committee may also determine that special one-time or extraordinary gains and/or losses and/or other one-time or extraordinary events should or should not be included or considered in the calculation of such measures. In addition, customer service target levels will be based on predetermined tests of customer service levels such as scores on blind test ("mystery") shopping, customer comment card statistics, customer relations statistics (e.g., number of customer complaints), and delivery response levels. The Compensation Committee believes that disclosure of further detail concerning the performance criteria for each plan year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

        Except as noted below, (a) restricted stock and restricted stock units that vest solely on the basis of passage of time may vest no faster than ratably over three years and (b) restricted stock and restricted stock units that vest based on achievement of specified performance criteria or provide for accelerated vesting based upon achievement of specified performance criteria may not vest earlier than the first anniversary of the date of grant. These vesting restrictions do not apply to restricted stock and restricted stock unit awards collectively with respect to up to 5% of the total number of shares of Staples common stock covered by the Restated Plan (excluding any shares that become available in connection with awards made under the 1992 Plan). In addition, the Board of Directors may make exceptions to the vesting limitations described above in the event of the recipient's death, a change in control of Staples or other extraordinary circumstances specified in the Restated Plan.

        Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive an amount in cash or Staples common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Staples common stock. SARs may be based solely on appreciation in the fair market value of Staples common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.

        Other Stock-Based Awards.    Under the Restated Plan, the Board of Directors has the right to grant other awards of Staples common stock or awards otherwise based upon Staples common stock or other property, including without limitation rights to purchase shares of Staples common stock, having such terms and conditions as the Board of Directors may determine.

Eligibility to Receive Awards.

        Our associates, officers, directors, consultants, advisors and other service providers are eligible to be granted awards under the Restated Plan. The maximum number of shares with respect to which awards may be granted to any participant under the Restated Plan may not exceed 3,450,000 shares per calendar year.

        As of April 18, 2005, approximately 6,300 persons were eligible to receive awards under the Restated Plan, including our 8 executive officers and 10 non-employee directors. The granting of awards under the Restated Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

        On April 18, 2005, the last reported sale price of Staples common stock on the NASDAQ National Market was $19.57 per share.

        Since adoption of the Existing Plan through April 18, 2005, Staples granted the following options to the individuals and groups listed below:

Name and Principal Position	Weighted Average Exercise Price	Total Shares Subject to Option Grants
Ronald L. Sargent Chairman & Chief Executive Officer	$19.12	525,000
John J. Mahoney Exec. Vice President & Chief Administrative Officer	$19.12	150,000
Michael Miles Chief Operating Officer	$19.12	225,000
Basil L. Anderson Vice Chairman	$19.12	180,000
Joseph G. Doody President, North American Delivery	$19.12	75,000
All current directors who are not executive officers, as a group	$20.63	252,000
All current executive officers, as a group	$19.12	1,278,000
All employees who are not executive officers, as a group	$19.25	13,858,090

Stock Available for Awards

        In addition to the minimum number of shares authorized for issuance under the Restated Plan as noted above, the Restated Plan permits us to issue shares that were originally awarded as options or restricted stock under the 1992 Plan but may be returned to the 1992 Plan if those options or restricted stock awards expire, are terminated, surrendered or canceled without having been fully exercised, or are forfeited in whole or in part. However, shares tendered to the Company under the 1992 Plan to (1) purchase Staples common stock upon the exercise of any such option or (2) satisfy tax withholding obligations (including shares retained from the option or restricted stock award creating the tax obligation) will not become available for future awards under the Restated Plan. Based on our analysis of the number of shares historically returned to the 1992 Plan for reissuance, we believe approximately

2,500,000 to 3,500,000 shares per year may become available to us from the 1992 Plan for future issuance under the Restated Plan. The Restated Plan, however, permits us to issue up to an additional 51,000,000 shares from the 1992 Plan as they become available because the 51,000,000 shares represent the maximum number of shares that could potentially become available to us under the 1992 Plan for issuance under the Restated Plan.

Administration

        The Restated Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Restated Plan and to interpret the provisions of the Restated Plan. Pursuant to the terms of the Restated Plan, the Board of Directors has delegated authority under the Restated Plan to the Compensation Committee of the Board of Directors. The Board of Directors may also delegate authority under the Restated Plan to one or more officers of Staples, except that the Board of Directors will fix the terms of the awards to be granted by such officers and the maximum number of shares subject to awards that the officers may grant, and no officer will be authorized to grant awards to himself or herself.

        Subject to any applicable delegation by the Board of Directors and any applicable limitations contained in the Restated Plan, the Board of Directors selects the recipients of awards and determines (1) the number of shares of Staples common stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options (which may not be less than 100% of the fair market value of Staples common stock) (3) the duration of options (which may not exceed 10 years), (4) the terms of stock appreciation rights and the dates or conditions upon which such stock appreciation rights become exercisable, and (5) the number of shares of Staples common stock subject to any restricted stock, restricted stock unit or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

        We are required to make appropriate adjustments or substitutions in connection with the Restated Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization to the extent the Board of Directors deems such adjustment or substitution to be necessary and appropriate. The Restated Plan also contains provisions addressing the consequences of any "reorganization event," which is defined as (1) any merger or consolidation of Staples with or into another entity as a result of which all of the Staples common stock is converted into or exchanged for the right to receive cash, securities or other property or (2) any exchange of all of Staples common stock for cash, securities or other property pursuant to a share exchange transaction.

        Except as noted below, if any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Staples common stock covered by such award will again be available for grant under the Restated Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. The Restated Plan does not permit the return of shares for reuse pursuant to new awards as a result of (1) shares not being issued when an award (other than a SAR) is settled for cash or (2) shares being tendered to Staples upon the exercise of the award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation). In addition, all shares covered by a SAR, whether or not issued upon exercise of the SAR, may not be returned to the Restated Plan for re-grant.

Transferability

        Awards generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards generally are exercisable only by the participant. However, the Board may permit or provide in an award for the gratuitous transfer of the award to or for the benefit of certain family members where the sale of the shares covered by the award following the transfer would continue to be eligible for registration by Staples on a Form S-8.

Provisions for Foreign Participants

        The Board of Directors may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Restated Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Termination or Amendment

        No award may be made under the Restated Plan after the completion of ten years from the date on which the Restated Plan is approved by our stockholders, but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Restated Plan, except that no award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders. In addition, without the approval of our stockholders, no amendment may (i) increase the number of shares authorized under the Restated Plan, (ii) materially increase the benefits provided under the Restated Plan, (iii) materially expand the class of participants eligible to participate in the Restated Plan, (iv) expand the types of awards provided under the Restated Plan or (v) make any other changes which require stockholder approval under the rules of the NASDAQ National Market. No award may be made that is conditioned on the approval of our stockholders of any amendment to the Restated Plan.

        If the Restated Plan is approved by stockholders, it will become effective on the date of such approval. If stockholders do not approve the Restated Plan, the Restated Plan will not go into effect.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Restated Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the Restated Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation. The Restated Plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Staples or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

        Restricted Stock Units.    A participant will have income from a restricted stock unit equal to the difference of the fair market value of the stock on the date of delivery of the stock less the purchase price. A participant is not permitted to make a Section 83(b) election for a restricted stock unit.

        Stock Appreciation Rights and Other Stock-Based Awards.    The tax consequences associated with stock appreciation rights and any other stock-based awards granted under the Restated Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying Staples common stock.

        Tax Consequences to Us.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE STAPLES' AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN.

PROPOSAL 3 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as our independent registered public accounting firm since our inception. Although stockholder approval of the Audit Committee's selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

PROPOSAL 4 — SHAREHOLDER PROPOSAL ON REDEEM OR VOTE POISON PILL

        The Company has been advised that the following non-binding shareholder proposal will be presented at the Annual Meeting. The proposal will be voted on at the Annual Meeting if the proponent, or a qualified representative, is present at the meeting and submits the proposal for a vote. The proposal and the supporting statement appear below as received by us. Following the shareholder proposal is our statement in opposition. We will provide promptly to stockholders the name, address and number of shares of Staples' voting securities held by the proponent upon receiving an oral or written request.

        FOR THE REASONS SET FORTH BELOW IN THE BOARD'S STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 4.

Shareholder Proposal

RESOLVED: Shareholders request that our Board adopt a policy that any 2005 or later poison pill be redeemed or put to a shareholder vote within 4-months after it is adopted by our Board. And formalize this as corporate governance policy or bylaw consistent with the governing documents of our company.

I believe that there is a material difference between a shareholder vote within 4-months in contrast to any greater delay in a shareholder vote. For instance a 5- to 12-month delay in a shareholder vote could guarantee that a poison pill stays effective through an entire proxy contest. This can result in us as shareholders losing a profitable offer for our stock.

Even if a special election would be needed, the cost would be almost trivial in comparison to the potential loss of a valuable offer.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278 submitted this proposal.

  Pills Entrench Current Management

"Poison pills... prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it's doing a poor job. They water down shareholders' votes and deprive them of a meaningful voice in corporate affairs."

    "Take on the Street" by Arthur Levitt, SEC Chairman, 1993-2001

  Progress Begins with a First Step

I believe the reason to take the above RESOLVED step is reinforced by our directors' vulnerability when compared to best practices in corporate governance. For instance in 2004 it was reported (and concerns are inserted):

  •
  The Corporate Library, an independent investment research firm in Portland, Maine, rated our company:

    "D" in Board Composition

    "D" in Accounting

  •
  Our key Audit Committee met only 4-times in a full year — commitment concern.

  •
  Our Audit Committee Chairman had 14 years director tenure — independence concern.

  •
  Our Nomination Committee Chairman had 18 years director tenure — independence concern.

  •
  Shareholders were only allowed to vote on individual directors once in 3-years — accountability concern.

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  A 67% super majority shareholder vote requirement — entrenchment concern.

  •
  We had no Independent Chairman — independence concern.

  •
  There were 3 insiders on our board when many companies have only one insider — independence concern.

  •
  Our full Board met only 4-times in a full year — commitment concern.

  •
  Seven directors were allowed to hold from 4 to 8 director seats each — over-extension concern.

  •
  CEO pay of $17 Million

    (If CEO pay is excessive — concern that our board is weak in its oversight of our CEO.)

  •
  Six directors were active CEOs — concern that CEOs tend to give fellow-CEOs big paychecks.

I believe the above slate of under-achievement practices reinforce the reason to adopt the above RESOLVED statement to help improve our corporate governance stature.

  Stock Value

If a poison pill makes our stock difficult to sell — the value of our stock could suffer.

Redeem or Vote Poison Pill
Yes on 4

Board Statement in Opposition

        The proponent of this proposal submitted a shareholder proposal to the Company in 2004 regarding the approval process for adopting, maintaining or extending a shareholder rights plan (also known as a "poison pill"). At our 2004 annual meeting, the holders of a majority of our outstanding shares supported the proponent's 2004 proposal to submit the adoption, maintenance or extension of any poison pill to a shareholder vote as a separate ballot item at the earliest next shareholder election. In response to our stockholders, our Board carefully examined the merits of adopting a shareholder rights plan policy consistent with our stockholders' wishes.

        After considering the views of leading corporate governance experts, including Institutional Shareholder Services, and the specific view of the proponent of this stockholder proposal, in December 2004 our Board determined that it was in our stockholders' best interests to adopt a policy of submitting the adoption of a shareholder rights plan to our stockholders within a 12 month period instead of a shorter period of time such as four months because the Board determined that it may need up to 12 months to evaluate the fairness and adequacy of an offer and to negotiate the most favorable deal for stockholders. Accordingly, in December 2004, our Board adopted a shareholder rights plan policy, under which the Company will only adopt a shareholder rights plan if the plan has been approved by stockholders either in advance of, or within 12 months of, its adoption by the Board. This shareholder rights plan policy was reviewed in advance with, and approved by, Institutional Shareholder Services.

        Staples does not currently have a shareholder rights plan in effect and is not considering adopting one. A shareholder rights plan would be adopted only in a manner consistent with our new policy and only after careful and deliberate consideration of all relevant facts and circumstances existing at such time.

        A copy of our shareholder rights plan policy is available in the "Corporate Governance" section of the Company's corporate website at http://www.staples.com. A copy of this policy may also be obtained, free of charge, by mailing a request in writing to: Secretary, Staples, Inc., 500 Staples Drive, Framingham, MA 01702.

        ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

CORPORATE GOVERNANCE

        We have, since our founding, sought to follow best practices in corporate governance in a manner that is in the best interests of our business and stockholders. You can find our current corporate governance principles, including our Corporate Governance Guidelines, Committee Charters and Code of Ethics, on our public web site at www.staples.com/about. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, SEC and NASDAQ. We will continue to modify our policies and practices to meet ongoing developments in this area. We have discussed many features of our corporate governance principles in other sections of this Proxy Statement. Some of the highlights are:

  •
  Director and Committee Independence.  A substantial portion (9 of 12) of our Board is independent, all members of our Audit, Compensation, Nominating and Corporate Governance, and Finance Committees are independent Directors, and none of our committee members receives compensation from us other than for service on the Board or its committees. For this purpose, Directors are "independent" if they (1) meet the "independence" definition of NASDAQ, and (2) in the Board's judgment, do not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

  •
  Audit Committee.  The Audit Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Committee. Our Board has determined that we have at least one "audit committee financial expert" under the rules of the SEC. Under the Committee's charter, the Committee's prior approval is required for all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act) to be provided by our independent registered public accounting firm. In addition, the Committee has caused the Company to adopt policies prohibiting (i) executive officers from retaining our independent registered public accounting firm to provide personal tax or other services, and (ii) us, without first obtaining the Committee's approval, from filling an officer level position in the finance department with a person who was previously employed by our independent registered public accounting firm.

  •
  Committee Authority.  Each of the Audit, Compensation, Nominating and Corporate Governance, and Finance Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.

  •
  Lead Director and Required Meetings of Independent Directors.  We have a Lead Director, currently Martin Trust, who is independent and is responsible for assuring that at least two meetings of independent Directors are held each year, facilitating communications between other independent directors and the Chairperson of the Board and Chief Executive Officer, chairing the annual performance review of the Chief Executive Officer, and consulting with the Chairperson of the Board and Chief Executive Officer on matters relating to corporate governance and Board performance. The Lead Director is elected by our independent Directors, upon the recommendation of the Nominating and Corporate Governance Committee.

  •
  No Shareholder Rights Plan.  We do not currently have a shareholder rights plan in effect and are not considering adopting one. In addition, our Board has adopted a shareholder rights plan policy, under which the Company will only adopt a shareholder rights plan if the plan has been approved by stockholders either in advance of, or within 12 months of, its adoption by our Board.

  •
  Responsiveness to Majority Approved Stockholder Proposal.  In response to our stockholders' June 2004 request that we adopt a policy on adopting, maintaining or extending a shareholder rights plan, in December 2004, the Board adopted the shareholder rights plan policy described above under "No Shareholder Rights Plan."

  •
  Whistleblower Procedures.  The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our associates of concerns regarding questionable accounting, internal accounting controls or auditing matters.

  •
  Stock Ownership Guidelines.  In December 2004, we adopted stock ownership guidelines, pursuant to which non-management members of the Board are required to own a minimum level of equity in the Company worth at least four times the annual Board cash retainer (currently $50,000), or $200,000. The guidelines also require minimum equity ownership levels for all senior executives, including the CEO, who must own equity worth at least five times his salary.

  •
  Disclosure Committee.  We have a disclosure committee composed of members of management to assist us in fulfilling our obligations to maintain adequate disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings.

  •
  Finance Committee.  In September 2004, the Board established the Finance Committee of the Board. The Finance Committee is composed entirely of independent Directors and is responsible for being available, as needed, to evaluate and consult with and advise Staples' management and Board with respect to (i) capital structure and capital policies, (ii) events and actions that would or could impact capital structure, (iii) borrowing practices, and (iv) debt or equity financings, credit arrangements, investments, mergers, acquisitions, joint ventures, divestitures and other similar transactions.

  •
  Executive Loans.  We have adopted a policy prohibiting us from lending money to executive officers and Directors.

        You are invited to visit our web site at www.staples.com/about for more details regarding our corporate governance practices.

Directors of Staples

        Set forth below are the names and certain information with respect to each of our current Directors (other than the nominees).

Directors Serving a Term Expiring at the 2006 Annual Meeting (Class 3 Directors)

Served as a Director Since
Basil L. Anderson, age 60
A Vice Chairman of Staples since September 2001. Prior to joining Staples, Mr. Anderson served as Executive Vice President — Finance and Chief Financial Officer of Campbell Soup Company from April 1996 to April 2000. Prior to joining Campbell Soup, Mr. Anderson was with Scott Paper Company where he served in a variety of capacities beginning in 1975, including Vice President and Chief Financial Officer from February 1993 to December 1995. Mr. Anderson is also a Director of Hasbro, Inc., Charles River Associates, Inc., Becton, Dickinson and Company and Moody's Investors Service, Inc.	1997
George J. Mitchell, age 71 Chairman of the law firm of DLA Piper Rudnick Gray Cary US LLP since January 1, 2005, and partner in predecessor firms since 1995. Appointed to the United States Senate in 1980, Senator Mitchell served until he left the Senate in 1995 as Majority Leader, a position he had held since January 1989. Senator Mitchell is also Chairman of the Board of The Walt Disney Company.	1998

Robert C. Nakasone, age 57 Chief Executive Officer of NAK Enterprises, L.L.C., an investment and consulting company, since January 2000. Prior to that, he served as Chief Executive Officer of Toys "R" Us, Inc., a retail store chain, from February 1998 to September 1999. Previously, Mr. Nakasone served in other positions with Toys "R" Us, including President and Chief Operating Officer from January 1994 to February 1998 and Vice Chairman and President of Worldwide Toy Stores from January 1989 to January 1994. Mr. Nakasone is also a Director of eFunds Corporation.	1986
Ronald L. Sargent, age 49 Chief Executive Officer of Staples since February 2002 and Chairman of the Board of Directors of Staples since March 2005. Prior to that, he served in various capacities since joining Staples in March 1989, including President from November 1998 to March 2005, Chief Operating Officer from November 1998 to February 2002, President-North American Operations from October 1997 to November 1998, and President-Staples Contract & Commercial from June 1994 to October 1997. Mr. Sargent is also a Director of Yankee Candle Corporation, Aramark Corporation and Mattel, Inc.	1999

Directors Serving a Term Expiring at the 2007 Annual Meeting (Class 1 Directors)

Served as a Director Since
Arthur M. Blank, age 62
Chairman, President & Chief Executive Officer of the Atlanta Falcons since February 2002. Mr. Blank is also the Chairman of the Georgia Force Football Club, LLC since it was founded in 2004. Mr. Blank has also been Chairman, President and Chief Executive Officer of AMB Group, LLC since February 2001 and Chairman of The Arthur M. Blank Family Foundation since it was founded in 1995. Mr. Blank is a co-founder of The Home Depot, Inc., served as its Co-Chairman of the Board of Directors from December 2000 until his retirement in May 2001 and was a Director of Home Depot from 1978 until May 2001. Mr. Blank served as President and Chief Executive Officer of Home Depot from 1997 to May 2000 and as its President and Chief Operating Officer from 1978 to 1997. Mr. Blank is also a Director of Cox Enterprises, Inc.	August 2001

Gary L. Crittenden, age 51
Executive Vice President and Chief Financial Officer of American Express Company since June 2000. Mr. Crittenden was Chief Financial Officer of Monsanto Company, a life sciences company, from September 1998 to May 2000. Mr. Crittenden is also a director of TJX Companies.	March 2004
Martin Trust, age 70 President of Brandot (USA), LLC, a holding company engaged in the production of apparel and textile products, since October 2003. Mr. Trust was Senior Advisor to Limited Brands from August 2001 to October 2003. Prior to that, he served as President and Chief Executive Officer of Mast Industries, Inc., a contract manufacturer, importer and wholesaler of women's apparel and wholly-owned subsidiary of Limited Brands, from 1970 to August 2001.	1987

Paul F. Walsh, age 56
Chairman and Chief Executive Officer of eFunds Corporation, a transaction processing and risk management company, since September 2002. Prior to joining eFunds, Mr. Walsh was Chairman and CEO of Clareon Corporation, a privately held electronic payments provider based in Portland, Maine, from March 2000 to September 2002. From January 1999 to March 2000, Mr. Walsh served as Chairman of iDeal Partners, a private equity firm funded in part by Bank Boston Capital and Berkshire Partners. From February 1995 to September 1998, Mr. Walsh was President and CEO of Wright Express Corporation, an information and financial services company.	1990

        Our Chairman of the Board of Directors and executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. No family relationships exist between any of our executive officers, Directors or nominees for Director.

        Mr. Walsh was the Chief Executive Officer of Clareon Corporation, a privately held electronic payments provider, from March 2000 to September 2002. In October 2002, to facilitate its acquisition by Fleet Boston Corp., Clareon Corporation filed for Chapter 11 bankruptcy protection.

Board and Committee Meetings

        The Board of Directors held four regularly scheduled meetings and one additional telephonic meeting during the fiscal year ended January 29, 2005. During fiscal 2004, with the exception of Mr. Blank, each incumbent Director attended at least 75% of the aggregate of the total number of Board meetings held during the period for which he or she has been a Director. Mr. Blank attended three of the four regularly scheduled Board meetings. During fiscal year 2004, each incumbent Director attended at least 75% of the aggregate of the total number of meetings of committees of the Board on which he or she then served.

        The Company's Directors' Corporate Governance Guidelines provide that Directors are encouraged to attend the annual meeting of stockholders. Five Directors attended the 2004 annual meeting of stockholders.

        The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Finance Committee and the Executive Committee. All of the

members of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee are independent Directors within the current NASDAQ definition of "independence." All of the members of the Audit Committee comply with the independence requirements contemplated by Rule 10A-3 under the Exchange Act. Each of the committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us. The Board-approved charters of each of the Board committees can be found at www.staples.com/about.

        Committee membership as of April 19, 2005 was as follows:

Audit Committee	Compensation Committee
Paul F. Walsh, Chairman Mary Elizabeth Burton Gary L. Crittenden	Richard J. Currie, Chairman Brenda C. Barnes Arthur M. Blank
Nominating and Corporate Governance Committee	Executive Committee
Robert C. Nakasone, Chairman Rowland T. Moriarty Martin Trust	Ronald L. Sargent, Chairman Rowland T. Moriarty Robert C. Nakasone Martin Trust
Finance Committee
Gary L. Crittenden, Chairman Rowland T. Moriarty Paul F. Walsh

Audit Committee

        The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and the Board. The Committee assists the Board in overseeing our compliance with legal and regulatory requirements; the integrity of our financial statements; the independent registered public accounting firm's qualifications and independence; and the performance of our internal audit function and the independent registered public accounting firm through receipt and consideration of certain reports from the independent registered public accounting firm. In addition, the Committee discusses the Company's risk management policies and reviews and discusses with management and the independent registered public accounting firm the Company's annual and quarterly financial statements and related disclosures. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Committee. The Committee also prepares the Audit Committee Report required by the SEC (which is included elsewhere in this proxy statement). The Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our associates of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Committee meets independently with the independent registered public accounting firm, management and the internal auditors. Our Board has determined that Gary L. Crittenden is an "audit committee financial expert" under the rules of the SEC. The Committee met four times in person and three times by telephone during the fiscal year ended January 29, 2005.

Compensation Committee

        The Compensation Committee's responsibilities include setting the compensation levels of directors and executive officers, including the Chief Executive Officer, reviewing and providing recommendations to the Board regarding compensation programs, administering our equity incentive, stock purchase and other employee benefit plans and authorizing option and restricted stock grants under our stock incentive plans. The Committee met four times in person and once by telephone during the fiscal year ended January 29, 2005.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include providing recommendations to the Board regarding nominees for Director, membership on the Board committees, and succession matters for the Chief Executive Officer. An additional function of the Committee is to develop and recommend to the Board the Corporate Governance Guidelines and to assist the Board in complying with them. The Committee also oversees the evaluation of the Board and the Chief Executive Officer, reviews and resolves conflict of interest situations, reviews and approves related party transactions and, if necessary, other than with respect to executive officers and Directors, grants waivers to our Code of Ethics. Our Corporate Governance Guidelines and Code of Ethics can be found at www.staples.com/about. The Committee met four times in person and four times by telephone during the fiscal year ended January 29, 2005.

Finance Committee

        The Finance Committee's responsibilities include being available, as needed, to evaluate and consult with and advise Staples' management and Board with respect to (i) capital structure and capital policies, (ii) events and actions that would or could impact capital structure, (iii) borrowing practices and (iv) debt or equity financings, credit arrangements, investments, mergers, acquisitions, joint ventures, divestitures and other similar transactions. A quorum can only be established by the presence of a majority of the members of the Committee. The Committee met once during the fiscal year ended January 29, 2005.

Executive Committee

        The Executive Committee of the Board of Directors is authorized, with certain exceptions, to exercise all of the powers of the Board in the management and affairs of Staples. It is intended that the Committee shall take action only when reasonably necessary to expedite our interests between regularly scheduled Board meetings. A quorum can only be established by the presence of both a majority of the members of the Committee and two non-management members of the Committee. The Committee did not meet during the fiscal year ended January 29, 2005.

Director Candidates

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended Director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in the Company's Director's Corporate Governance Guidelines. These criteria include diversity, age and skills such as understanding of the retail industry, the office products market, finance, accounting, marketing, technology, international business and other knowledge needed on the Board. The principal qualification of a Director is the ability to act effectively on behalf of all of the stockholders. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the candidates' names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company's common stock for at least a year as of the date such recommendation is made to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Staples, Inc., 500 Staples Drive, Framingham, MA 01702. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Stockholders also have the right under the Company's By-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under "Other Matters."

Communicating with the Independent Directors

        The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Chairman of the Board (if an independent Director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Corporate Governance Committee, with the advice and assistance of the Company's General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries of such communications to the other Directors as he or she considers appropriate.

        Under procedures approved by a majority of our independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board (if an independent Director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Corporate Governance Committee, considers to be important for the Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. In addition, as provided by our Corporate Governance Guidelines, if a meeting is held between a major stockholder (including institutional investors) and a representative of the independent Directors, the Lead Director will serve, subject to availability, as such representative of the independent Directors.

        Stockholders who wish to send communications on any topic to the Board should address such communications to The Board of Directors, c/o Corporate Secretary, Staples, Inc., 500 Staples Drive, Framingham, MA 01702.

Director Compensation

        Our non-employee directors ("Outside Directors") are compensated through a combination of cash payments and equity grants under our 2004 Stock Incentive Plan based on meeting attendance.

        Beginning in 2005, Outside Directors receive $12,500 within two business days after each regularly scheduled Board meeting and are reimbursed for expenses incurred in attending meetings of the Directors. In 2004, each Outside Director received a $50,000 cash retainer that was paid in March 2004, with the exception of Mr. Mitchell who elected to receive his retainer in the form of Staples common stock, which was issued to him on July 1, 2004.

        Each Outside Director receives a grant of options to purchase 22,500 shares of Staples common stock upon his or her initial election to the Board. Subject to the limitations described below, each Outside Director also receives grants of options to purchase 4,500 shares of Staples common stock and 600 shares of restricted Staples common stock for each regularly scheduled meeting day attended. These meeting attendance based equity awards are limited so that each director is subject to a meeting attendance related annual maximum aggregate grant of options for 22,500 shares of Staples common stock and of restricted stock for 3,000 shares of Staples common stock. In addition, the Lead Director receives 300 shares of restricted Staples common stock for each regularly scheduled meeting day attended, with a maximum of 1,500 shares annually, and committee chairs receive 300 shares of restricted Staples common stock for each regularly scheduled committee meeting day attended, with a maximum of 1,200 shares annually.

        Starting in September 2004, Outside Directors receive their equity awards for meeting attendance within two business days after the relevant meeting date. Prior to September 2004, Outside Directors received their option grants on the date of their first regularly scheduled Board of Directors meeting following the end of the fiscal year and their restricted stock grants on the date that the annual grant of Performance Accelerated Restricted Stock ("PARS") was awarded to our executive officers. In addition, prior to June 17, 2004, all equity awards to directors were issued pursuant to our Amended and Restated 1990 Director Stock Option Plan (the "1990 Plan"). All option grants and restricted stock awards earned under the 1990 Plan by the Outside Directors in connection with the March and

June 2004 Board meetings were issued on June 23, 2004, under and in accordance with the terms of the 2004 Stock Incentive Plan, subsequent to the 2004 Annual Meeting of Stockholders.

        Senator Mitchell provides consulting services to us in return for an additional annual fee of $75,000. During the fiscal year ended January 29, 2005, we paid this fee to Senator Mitchell on May 6, 2004, in the form of Staples common stock, the receipt of which he elected to defer.

        In connection with service on the Board in 2004, our Outside Directors received the following equity awards in 2004:

Outside Director	Award Date	Type of Equity Award	Number of Shares	Fair Market Value of the Award (per share) as of Award Date
Brenda Barnes	6/23/2004 9/10/2004 12/9/2004	Option Restricted Stock Option Restricted Stock Option Restricted Stock	13,500 1,800 4,500 600 4,500 600	$ $ $ $ $ $	20.09 20.09 20.00 20.00 21.85 21.85

Arthur Blank	6/23/2004 9/10/2004 12/9/2004	Option Restricted Stock Option Restricted Stock Option Restricted Stock	4,500 600 4,500 600 4,500 600	$ $ $ $ $ $	20.09 20.09 20.00 20.00 21.85 21.85

Mary Elizabeth Burton	6/23/2004 9/10/2004 12/9/2004	Option Restricted Stock Option Restricted Stock Option Restricted Stock	13,500 1,800 4,500 600 4,500 600	$ $ $ $ $ $	20.09 20.09 20.00 20.00 21.85 21.85

Gary Crittenden	3/2/2004 6/23/2004 9/10/2004 12/9/2004	Option Option Restricted Stock Option Restricted Stock Restricted Stock	22,500 13,500 1,800 4,500 600 300	$ $ $ $ $ $	18.22 20.09 20.09 20.00 20.00 21.85

Richard Currie	6/23/2004 9/10/2004 12/9/2004	Option Restricted Stock Option Restricted Stock Option Restricted Stock	13,500 2,100 4,500 900 4,500 900	$ $ $ $ $ $	20.09 20.09 20.00 20.00 21.85 21.85

George Mitchell	5/6/2004 6/23/2004 7/1/2004 9/10/2004 12/9/2004	Restricted Stock Option Restricted Stock Restricted Stock Option Restricted Stock Option Restricted Stock	4,404 13,500 1,800 2,616 4,500 600 4,500 600	$ $ $ $ $ $ $	17.03 $20.09 20.09 19.12 20.00 20.00 21.85 21.85

Rowland Moriarty	6/23/2004 9/10/2004 12/9/2004	Option Restricted Stock Option Restricted Stock Option Restricted Stock	13,500 1,800 4,500 600 4,500 600	$ $ $ $ $ $	20.09 20.09 20.00 20.00 21.85 21.85

Robert Nakasone	6/23/2004 9/10/2004 12/9/2004	Option Restricted Stock Option Restricted Stock Option Restricted Stock	13,500 2,100 4,500 900 4,500 900	$ $ $ $ $ $	20.09 20.09 20.00 20.00 21.85 21.85

Martin Trust	6/23/2004 9/10/2004 12/9/2004	Option Restricted Stock Option Restricted Stock Option Restricted Stock	13,500 2,100 4,500 900 4,500 900	$ $ $ $ $ $	20.09 20.09 20.00 20.00 21.85 21.85

Paul Walsh	6/23/2004 9/10/2004 12/9/2004	Option Restricted Stock Option Restricted Stock Option Restricted Stock	13,500 2,400 4,500 900 4,500 900	$ $ $ $ $ $	20.09 20.09 20.00 20.00 21.85 21.85

        Stock options awarded to Outside Directors are granted at an exercise price equal to the fair market value at the time of grant and vest ratably over four years. Beginning with the awards made in September 2004, the restricted stock grants cliff vest at the end of three years. The restricted stock grants made prior to September 2004 cliff vest at the end of five years. With respect to the restricted stock awarded to the Outside Directors, if the recipient ceases to be a Director, Staples may at its option repurchase any unvested shares at a price equal to their original purchase price (if any). Except as otherwise determined by the Board of Directors, all shares of restricted stock issued under the 2004 Stock Incentive Plan were and will be issued without the payment of any cash purchase price by the recipient.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter as amended and restated on March 4, 2005, a copy of which is attached as Appendix A to this proxy statement. The members of the Audit Committee are independent Directors, as defined by its charter and the rules of the SEC and NASDAQ.

        The Audit Committee provides independent, objective oversight of the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation of the Company's financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended January 29, 2005, with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed and discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards 61 (Communication with Audit Committees). The independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit related services provided to the Company by Ernst & Young LLP with the independent registered public accounting firm's independence.

        The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors, and the Board approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended January 29, 2005 for filing with the SEC.

Audit Committee:
Paul F. Walsh, Chairman Mary Elizabeth Burton Gary Crittenden

Independent Registered Public Accounting Firm's Fees

        In the interest of ensuring our independent registered public accounting firm's independence, we consider it important to maintain a low ratio of our non-audit fees to our audit fees. Accordingly, we reduced this ratio to approximately 0.90:1 in fiscal year 2004 from approximately 2.93:1 in fiscal year 2003.

Audit Fees

        Ernst & Young LLP billed Staples an aggregate of approximately $3.0 million and $1.9 million in fiscal years 2004 and 2003, respectively, for professional services rendered in connection with the Company's annual audit, the audit of our internal controls over financial reporting, statutory filings and registration statements. The cost of complying with Section 404 of the Sarbanes-Oxley Act of 2002 contributed significantly to the increase in audit fees in fiscal year 2004.

Audit-Related Fees

        Ernst & Young LLP billed Staples an aggregate of approximately $211,000 and $61,000 in fiscal years 2004 and 2003, respectively, for services related to assistance with internal control reporting, acquisition due diligence, employee benefit plan audits, accounting consultation and compliance with regulatory requirements.

Tax Fees

        Ernst & Young LLP billed Staples an aggregate of approximately $2.5 million and $5.5 million in fiscal years 2004 and 2003, respectively, for services related to tax compliance, tax planning and tax advice. For fiscal years 2004 and 2003, $1.2 million and $3.3 million, respectively, of these fees related to tax compliance.

All Other Fees

        Ernst & Young LLP did not bill Staples in fiscal years 2004 or 2003 for services other than those described above.

Pre-Approval Policy and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent registered public accounting firm. This policy provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. All services provided to the Company by Ernst & Young LLP in each of fiscal years 2004 and 2003 were approved in accordance with this policy.

Certain Relationships and Related Transactions

        We have retained the services of the law firm DLA Piper Rudnick Gray Cary US LLP, of which Senator Mitchell is a partner. The Nominating and Corporate Governance Committee of the Board of Directors reviewed and approved this relationship. See "Director Compensation" regarding Senator Mitchell's consulting agreement with us.

        We have a policy that prohibits personal loans to executive officers and Directors and requires transactions and loans, if any, between us and our affiliates to be on terms no less favorable to us than could be obtained from unrelated third parties.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation for each of the last three fiscal years of our Chief Executive Officer and the four other most highly compensated executive officers of Staples during the fiscal year ended January 29, 2005 (the "Senior Executives").

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation (2) ($)		Restricted Stock Awards ($) (3)		Common Stock Options (#)		All Other Compensation ($) (4)
Ronald L. Sargent Chairman & Chief Executive Officer	2004 2003 2002	1,000,000 1,000,000 852,500	1,734,734 1,354,666 1,034,797	— — —		2,968,995 10,501,965 1,353,990	(5) (7) (8)	525,000 525,000 562,500		160,753 35,557 35,195	(6) (6) (6)
John J. Mahoney Exec. Vice President & Chief Administrative Officer	2004 2003 2002	570,167 544,399 513,750	593,536 442,687 373,368	— — —		2,509,245 1,172,697 609,295	(9) (11) (11)	150,000 150,000 150,000		92,859 85,018 29,836	(10) (10) (10)
Michael Miles Chief Operating Officer	2004 2003 2002	531,666 208,333 —	553,418 163,028 —	— — —		1,484,497 2,605,995 —	(12) (14)	225,000 225,000 —		7,623 375 —	(13) (13)
Basil L. Anderson Vice Chairman	2004 2003 2002	486,734 468,154 470,708	506,685 380,637 410,704	— — 183,589	(17)	1,187,598 1,042,398 565,967	(15) (15) (18)	180,000 180,000 193,500	(19)	233,779 12,399 7,619	(16) (16) (16)
Joseph G. Doody President, North American Delivery	2004 2003 2002	468,558 435,333 386,833	341,748 229,688 234,469	— — —		742,248 1,441,095 338,497	(20) (22) (23)	75,000 75,000 225,000		66,577 53,029 18,443	(21) (21) (21)

(1)
Represents amounts paid under Staples' Executive Officer Incentive Plan for the relevant fiscal year.

(2)
In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for certain Senior Executives because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive for each year shown. Accordingly, compensation received under our Tax Services Reimbursement Program and Aircraft Policy is not required to be reported by us. No Senior Executive used our leased aircraft for personal use during the fiscal year ended January 29, 2005.

(3)
In March 2004 and February 2005, we announced that we will pay an annual cash dividend on our common stock. We paid this dividend on the restricted stock grants reported in this column. Restricted stock awards that are not Performance Accelerated Restricted Stock Awards, or PARS, cliff vest at the end of three years. See "Performance Accelerated Restricted Stock Awards."

(4)
Includes split dollar insurance program and Executive Life Insurance premiums and matching contributions under our 401(k) and Supplemental Executive Retirement Plans. The split dollar insurance program payments represent an actuarial equivalent benefit to the Senior Executive from payment of annual premiums by us. Our matching contributions under our 401(k) Plan are made in the form of Staples common stock that vests on an annual basis over five years and becomes fully vested for all past and future matching contributions after five years of employment with us. Until October 1, 2004, our matching contributions under the Supplemental Executive Retirement Plan were made on the same terms as the matching contributions to the 401(k) Plan. Beginning on October 1, 2004, matching contributions under our Supplemental Executive Retirement Plan are made in cash and vest on an annual basis over five years and become fully vested for all past and future matching contributions after five years of employment with us. With the exception of Messrs. Anderson and Miles, all of the Senior Executives have been employed by us for more than five years. All distributions to participants under these plans are paid in cash.

(5)
Reflects an award of 150,000 shares of PARS to Mr. Sargent at a per share value of $19.7933. As of January 29, 2005, these restricted shares owned by Mr. Sargent had a total value of $3,213,990. As of January 29, 2005, the aggregate value of the 862,500 shares of unvested restricted stock held by Mr. Sargent had a total value of $18,480,442. See "Performance Accelerated Restricted Stock Awards."

(6)
Reflects $110,178 for Executive Life Insurance premiums and $480 for Long Term Care Insurance premiums that we paid in 2004. Also reflects $38,000, $24,360 and $19,515 that we contributed on a matching basis pursuant to the terms of our 401(k) and Supplemental Executive Retirement Plans for 2004, 2003 and 2002, respectively. Also reflects $12,095, $11,197 and $15,680 for split dollar insurance premiums we paid in 2004, 2003 and 2002, respectively.

(7)
Reflects an award of 150,000 shares of PARS to Mr. Sargent at a per share value of $17.3733 and an award of 450,000 shares of restricted stock at a per share value of $17.5466. As of January 29, 2005, these restricted shares owned by Mr. Sargent had a combined total value of $12,855,960. See "Performance Accelerated Restricted Stock Awards."

(8)
Reflects an award of 150,000 shares of PARS to Mr. Sargent at a per share value of $9.0266. As of January 29, 2005, these restricted shares owned by Mr. Sargent had a total value of $3,213,990. See "Performance Accelerated Restricted Stock Awards."

(9)
Reflects an award of 60,000 shares of restricted stock to Mr. Mahoney at a per share value of $19.5533 and an award of 67,500 shares of PARS at a per share value of $19.7933. As of January 29, 2005, these restricted shares owned by Mr. Mahoney had a combined total value of $2,731,891. As of January 29, 2005, the aggregate value of the 262,500 shares of unvested restricted stock held by Mr. Mahoney had a total value of $5,624,482. See "Performance Accelerated Restricted Stock Awards."

(10)
Reflects $59,039 for Executive Life Insurance premiums that we paid in 2004 and 2003 and $516 for Long Term Care Insurance premiums that we paid in 2004. Also reflects $20,742, $14,271 and $13,440 that we contributed on a matching basis pursuant to the terms of our 401(k) and Supplemental Executive Retirement Plans for 2004, 2003 and 2002, respectively. Also reflects $12,562, $11,708 and $16,396 for split dollar insurance premiums we paid in 2004, 2003 and 2002, respectively.

(11)
Reflects an award of 67,500 shares of PARS to Mr. Mahoney in each year at a per share value of $17.3733 for the 2003 grant and $9.0266 for the 2002 grant. As of January 29, 2005, each year's grant had a total value of $1,446,295. See "Performance Accelerated Restricted Stock Awards."

(12)
Reflects an award of 75,000 shares of PARS to Mr. Miles at a per share value of $19.7933. As of January 29, 2005, these restricted shares owned by Mr. Miles had a total value of $1,606,995. As of January 29, 2005, the aggregate value of the 225,000 shares of unvested restricted stock held by Mr. Miles had a total value of $4,820,985. See "Performance Accelerated Restricted Stock Awards."

(13)
Reflects $1,580 and $375 for Executive Life Insurance Premiums that we paid in 2004 and 2003, respectively, and $443 paid in 2004 for Long Term Care Insurance premiums. Also reflects $5,600 that we contributed on a matching basis pursuant to the terms of our Supplemental Executive Retirement Plan for 2004.

(14)
Reflects an award of 150,000 shares of PARS to Mr. Miles at a per share value of $17.3733. As of January 29, 2005, these restricted shares owned by Mr. Miles had a total value of $3,213,990. See "Performance Accelerated Restricted Stock Awards."

(15)
Reflects an award of 60,000 shares of PARS to Mr. Anderson in each year at a per share value of $19.7933 for the 2004 grant and $17.3733 for the 2003 grant. As of January 29, 2005, each year's grant had a total value of $1,285,596. As of January 29, 2005, the aggregate value of the 124,500 shares of unvested restricted stock held by Mr. Anderson had a total value of $2,667,611. See "Performance Accelerated Restricted Stock Awards."

(16)
Reflects $215,341 for Executive Life Insurance premiums and $676 for Long Term Care Insurance premiums that we paid in 2004. Also reflects $17,762 and $7,002 that we contributed on a matching basis pursuant to the terms of our 401(k) and Supplemental Executive Retirement Plans for 2004 and 2003 respectively. Also reflects $5,397 and $7,619 for split dollar insurance premiums we paid in 2003 and 2002, respectively.

(17)
Represents amounts paid in connection with Mr. Anderson's relocation from Pennsylvania to Massachusetts.

(18)
Reflects an award of 62,700 shares of PARS to Mr. Anderson at a per share value of $9.0266. 2,700 of these shares were granted to Mr. Anderson for service as an Outside Director in fiscal year 2001 prior to becoming an executive officer of the Company. As of January 29, 2005, these restricted shares owned by Mr. Anderson had a total value of $1,343,447. See "Performance Accelerated Restricted Stock Awards."

(19)
13,500 of these shares were granted to Mr. Anderson for service as an Outside Director in fiscal year 2001 prior to becoming an executive officer of the Company.

(20)
Reflects an award of 37,500 shares of PARS to Mr. Doody at a per share value of $19.7933. As of January 29, 2005, these restricted shares owned by Mr. Doody had a total value of $803,497. As of January 29, 2005, the aggregate value of the 157,500 shares of unvested restricted stock held by Mr. Doody had a total value of $3,374,689. See "Performance Accelerated Restricted Stock Awards."

(21)
Reflects $42,716 and $41,977 for Executive Life Insurance premiums that we paid in 2004 and 2003, respectively. Also reflects $504 paid in 2004 for Long Term Care Insurance premiums. Also reflects $16,866, $11,052 and $9,951 that we contributed on a matching basis pursuant to the terms of our 401(k) and Supplemental Executive Retirement Plans for 2004, 2003 and 2002, respectively. Also reflects $6,491 and $8,492 for split dollar insurance premiums we paid in 2004 and 2002.

(22)
Reflects an award of 37,500 shares of PARS to Mr. Doody at a per share value of $17.3733 and an award of 45,000 shares of Restricted Stock at a per share value of $17.5466. As of January 29, 2005, these restricted shares owned by Mr. Doody had a combined total value of $1,767,694. See "Performance Accelerated Restricted Stock Awards."

(23)
Reflects an award of 37,500 shares of PARS to Mr. Doody at a per share value of $9.0266. As of January 29, 2005, these restricted shares owned by Mr. Doody had a total value of $803,497. See "Performance Accelerated Restricted Stock Awards."

Performance Accelerated Restricted Stock ("PARS") Awards

        In order to maintain our high risk-high reward philosophy, the Compensation Committee adopted, as part of the 2004 Stock Incentive Program and the Amended and Restated 1992 Equity Incentive Plan, a PARS program (the "Program") for certain key executives. Under the Program, shares of Staples common stock are granted to executives in consideration for services. The shares are "restricted" in that they may not be sold or transferred by the executive, other than for limited estate planning purposes, until they "vest." PARS vest after five years subject to 100% accelerated vesting in year two, three or four if we achieve certain compound annual earnings share growth. Our PARS issued in fiscal 2004 will vest in full in March 2009, subject to full acceleration upon achievement of certain pre-determined earnings growth targets over the 2005 to 2007 fiscal years. Our PARS issued in fiscal 2003 vested in full in April 2005, as a result of us achieving our earnings target for fiscal 2004. Our PARS that were issued in fiscal 2002 vested in full in May 2004 as a result of us achieving our earnings target for fiscal 2003. Our PARS that were issued in fiscal 2001 vested in full in May 2003 as a result of us achieving our earnings target for fiscal 2002. Earnings growth targets are determined by the Compensation Committee each year for grants under the Program. Once the PARS have vested, they become "unrestricted" and may be freely sold or transferred. The PARS are forfeited if the executive's employment with us terminates prior to vesting except in extraordinary circumstances which include, without limitation, death or disability of the executive; a merger, consolidation, sale, reorganization or change in control of the Company; or any other nonrecurring significant event affecting us, the executive or the Program. As noted in the Compensation Committee report, we will be changing our mix of long term incentives for 2005 to reflect an even greater focus on pay for performance.

Option Grants

        The following table sets forth certain information concerning grants of stock options during the fiscal year ended January 29, 2005 for each of the Senior Executives.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share (2)	Expiration Date	Grant Date Present Value (3)
Ronald L. Sargent	525,000	3.35%	$19.12	7/01/2014	$3,961,965
John J. Mahoney	150,000	0.96%	$19.12	7/01/2014	$1,131,990
Michael Miles	225,000	1.44%	$19.12	7/01/2014	$1,697,985
Basil L. Anderson	180,000	1.15%	$19.12	7/01/2014	$1,358,388
Joseph G. Doody	75,000	0.48%	$19.12	7/01/2014	$565,995

(1)
Each of the options granted vests ratably on an annual basis over a four-year period, provided that the optionee continues to be employed by us on such dates. The exercisability of the options is accelerated under certain circumstances. See "Employment, Termination of Employment and Change-in-Control Agreements with Senior Executives."

(2)
The exercise price is equal to the fair market value per share of Staples common stock on the date of grant.

(3)
The estimated present values at grant date have been calculated using a Black-Scholes option pricing model, based upon the following assumptions: a five-year expected life of option; a dividend yield of 0.70%; expected volatility of 42%; and a risk-free interest rate of 3.860%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant, with a maturity corresponding to the expected life of the option. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Option Exercises and Holdings

        The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended January 29, 2005 by each of the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on January 29, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

Name	Number of Shares of Common Stock Acquired On Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End (2) Exercisable/Unexercisable
Ronald L. Sargent	573,750	$7,648,860	5,424,998/1,381,252	$47,604,906/$9,694,717
John J. Mahoney	375,000	$4,139,088	1,873,395/321,876	$17,223,045/$2,068,123
Michael Miles	0	$0	70,312/379,688	$362,810/$1,317,175
Basil L. Anderson	490,500	$4,360,148	377,687/487,064	$3,988,042/$3,760,550
Joseph G. Doody	0	$0	678,029/204,689	$5,423,777/$1,388,151

(1)
Represents the difference between the exercise price and the fair market value of the Staples common stock on the date of exercise.

(2)
Based on the fair market value of Staples common stock on January 29, 2005 ($21.4266 per share), less the option exercise price.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of January 29, 2005. The equity compensation plans under which we may grant additional equity awards consist of the 2004 Stock Incentive Plan, the Amended and Restated 1998 Employee Stock Purchase Plan, the Amended and Restated International Employee Stock Purchase Plan, and the 1997 United Kingdom Savings Related Share Option Plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (1) (c)
Equity compensation plans approved by security holders	68,405,407	(2)	$13.60	24,169,213	(3)
Equity compensation plans not approved by security holders	566,980	(4)	$12.56	2,614,408	(5)

Total	68,972,387		$13.59	26,783,621

(1)
Does not include up to a maximum of 67,500,000 shares that may become available for issuance under the 2004 Stock Incentive Plan through the expiration, termination, surrendering, cancellation, forfeiture or settlement of options or restricted stock awards granted under the Amended and Restated 1992 Equity Incentive Plan (the "1992 Plan"), as provided in the 2004 Stock Incentive Plan. In addition to being available for future issuance upon exercise of options that may be granted after January 29, 2005, one-half of the total number of shares of common stock covered by the 2004 Stock Incentive Plan (including any shares that may become available through the 1992 Plan, as described above) may be granted in the form of restricted stock or other stock-based awards other than options or stock appreciation rights.

(2)
Issued pursuant to our 1987 Stock Option Plan, Amended and Restated 1990 Director Stock Option Plan, Amended and Restated 1992 Equity Incentive Plan and 2004 Stock Incentive Plan. With respect to these four plans, the Company continues to grant equity awards only under the 2004 Stock Incentive Plan.

(3)
Includes 5,605,456 shares issuable under our Amended and Restated 1998 Employee Stock Purchase Plan, of which 455,832 shares are issuable in connection with the current offering period that ends on June 24, 2005, assuming that our associates enroll to the same extent they did during the offering period that ended on December 31, 2004 and based on a fair market value of $21.90 per share for Staples common stock on January 3, 2005 (the first business day of the current offering period). In the event the fair market value of Staples common stock is less than $21.90 per share on June 24, 2005, additional shares will be issued by us. This number excludes the additional 27,830,000 shares that would be available for issuance if Proposal 2 is adopted.

(4)
Issued pursuant to our 1997 United Kingdom Company Share Option Plan. The Company no longer grants equity awards under the 1997 United Kingdom Company Share Option Plan.

(5)
Includes 1,644,714 shares issuable under our 1997 United Kingdom Savings Related Share Option Plan, of which 12,442 shares are issuable in connection with the current outstanding options assuming associates elect to use all of their savings under that Plan to purchase Staples common stock. Includes 969,694 shares issuable under our Amended and Restated International Employee Stock Purchase Plan, of which 84,526 shares are issuable in connection with the current offering period that ends on June 24, 2005, assuming that our associates enroll to the same extent they did during the offering period that ended on December 31, 2004 and based on a fair market value of $21.90 per share for Staples common stock on January 3, 2005 (the first business day of the current offering period). In the event the fair market value of Staples common stock is less than $21.90 per share on June 24, 2005, additional shares will be issued by us.

  1997 United Kingdom Savings Related Share Option Plan

        In August 1997, the Board of Directors adopted the 1997 United Kingdom Savings Related Share Option Plan (the "UK Savings Plan"), pursuant to which an aggregate of 1,687,500 shares of common stock may be issued to eligible associates whose employment relationship with the Company or a participating subsidiary is subject to United Kingdom income tax law. The UK Savings Plan, which was approved by the Department of Inland Revenue of the United Kingdom in December 1997, is designed to encourage eligible associates to save money and purchase shares of Staples common stock at a discounted price. We filed the UK Savings Plan with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

        Each associate, including an officer or director who is also an associate, may participate in the UK Savings Plan, provided he or she is eligible to participate in such plan under applicable United Kingdom tax law and (i) has been employed by us or a participating subsidiary for at least 90 continuous days on the invitation date, or (ii) is designated by the Board of Directors as an eligible associate.

        The UK Savings Plan, which is implemented through invitations, provides eligible associates with the opportunity to make monthly deductions from their pay of between 5 British pounds and 250 British pounds over a three-year period for investment in an interest bearing tax-free account. The associates' savings are used to purchase options to purchase Staples common stock at a discounted price equal to 15% less than the fair market value of Staples common stock on the invitation date. Subject to limited exceptions, the end of the three-year period, associates have six months to decide whether to withdraw their savings and guaranteed bonus in cash, purchase Staples common stock at the discounted price, or buy some Staples common stock at the discounted price and keep some of the cash accumulation.

        The UK Savings Plan is administered by our Board of Directors and the Compensation Committee of the Board of Directors. The Board of Directors and the Compensation Committee have the authority to make rules and regulations for the administration of the UK Savings Plan. Pursuant to the terms of the UK Savings Plan, the Board of Directors has appointed the Compensation Committee to administer certain aspects of the UK Savings Plan. The Board of Directors may at any time amend or terminate the UK Savings Plan as long as the amendment or termination does not prejudice the rights of any participant without the prior consent of such participant. The UK Savings Plan contains provisions relating to the exercise or disposition of options in the event of the illness, disability, retirement, or death of the associate or a change in control, reconstruction or winding up of the Company.

        As of January 29, 2005, approximately 2,500 associates were eligible to participate in the UK Savings Plan, under which options cannot be granted after August 2007. The purchase of shares under the UK Savings Plan is discretionary, and we cannot now determine the number of shares to be purchased in the future by any particular person or group.

  1997 United Kingdom Company Share Option Plan

        In August 1997, the Board of Directors adopted the 1997 United Kingdom Company Share Option Plan (the "UK Option Plan"), pursuant to which stock options for up to 1,687,500 shares of Staples common stock could be granted to our associates and our subsidiaries' associates, other than executive officers and directors. Since June 17, 2004, when our stockholders approved our 2004 Stock Incentive Plan, we stopped granting stock options under the UK Option Plan. We used the UK Option Plan to compensate associates working in our United Kingdom businesses. Associates working in our United Kingdom businesses were also eligible to receive options under our stockholder-approved equity plans. We filed the UK Option Plan with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

        The UK Option Plan was designed to be approved by the United Kingdom's Department of Inland Revenue so that associates would not be obligated to pay income tax on the difference between the exercise price of the option and fair market value of Staples common stock at the option's exercise date. The Department of Inland Revenue approved the UK Option Plan in January, 1998. Participants in the UK Option Plan could be granted, in the aggregate over the life of the UK Option Plan, up to 30,000 British pounds of tax-advantaged options. Eligible associates could receive additional non-tax advantaged options under the UK Option Plan.

        The UK Option Plan is administered by our Board of Directors. The Board of Directors is authorized to adopt, amend and repeal the administrative rules, guidelines and practices relating to the UK Option Plan and to interpret the provisions of the UK Option Plan. The Board of Directors may amend, suspend or terminate the UK Option Plan at any time. As noted above, our Board terminated the UK Option Plan, effective June 17, 2004, with respect to future awards. The Board of Directors has delegated to the Compensation Committee authority to administer certain aspects of the UK Option Plan.

        The Board of Directors or the Compensation Committee selected the recipients of options under the UK Option Plan and determined (i) the number of shares of Staples common stock covered by such options, (ii) the dates upon which such options become exercisable (which is typically 25% on the first anniversary of the date of grant and 2.083% monthly thereafter), (iii) the exercise price of options (which may not be less than the fair market value of Staples common stock on the date of grant), and (iv) the duration of the options (which may not exceed 10 years). With respect to options granted within the 30,000 British pound limit, preferential tax treatment generally may only be obtained on the exercise of the option if the option is exercised after the third and before the tenth anniversary of the date of grant and more than three years after the previous exercise of an option which has received preferential tax treatment.

        Our Board of Directors is required to make appropriate adjustments in connection with the UK Option Plan and any outstanding options under the UK Option Plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The UK Option Plan also contains provisions relating to the disposition of options in the event of a merger, consolidation, sale of all or substantially all of the assets, or liquidation of the Company.

        As of January 29, 2005, approximately 249 associates participated in the UK Option Plan.

Employment, Termination of Employment and Change-in-Control Agreements with Senior Executives

        We have entered into Severance Benefit Agreements (the "Severance Agreements") with each of Messrs. Anderson, Doody, Mahoney, Miles and Sargent. Under the Severance Agreements, following termination of employment by us without cause (or "constructive discharge" as provided in the Severance Agreements), Mr. Sargent would be entitled to continuation of salary and other benefits for 18 months and Messrs. Anderson, Doody, Mahoney and Miles would be entitled to continuation of salary and other benefits for 12 months. Each executive named above would receive such benefits for an additional period of six months if such termination occurred within two years following a "change in control" of Staples (as defined in the Severance Agreements). A change in control of Staples would also result in a partial acceleration of the exercisability of outstanding options held by the executives named above (and all of our associates), and a discharge without cause (or resignation for good reason) within one year after a change in control results in the acceleration in full of all options and PARS held by the executives (and all of our associates). In the event Mr. Mahoney is terminated without cause within one year after a change of control, we have guaranteed him that the sum of all severance payments to be paid to him plus the total gain realized and realizable upon the sale and/or exercise of his PARS and/or options would equal at least $2,000,000.

Compensation Committee Report on Executive Compensation

        Our executive compensation program is administered by our Compensation Committee which is composed of three independent directors, Ms. Barnes and Messrs. Blank and Currie. The Committee's membership is determined by the Board. All Committee decisions relating to the compensation of our executive officers are reviewed by the full Board. Since 2002, we have retained a national compensation consulting firm, reporting to the Committee, to provide independent advice regarding executive compensation. This report is submitted by the Committee and addresses our compensation policies for fiscal 2004 and thereafter as they affected and will affect our executive officers, including our Chief Executive Officer.

Executive Compensation Objectives and Philosophy

        The objectives of our executive compensation program are to (i) align compensation with business objectives, individual performance and the interests of Staples' stockholders, (ii) motivate and reward high levels of performance, (iii) recognize and reward the achievement of Company and/or business unit goals, and (iv) enable Staples to attract and retain executive officers who contribute to the long-term success of Staples.

        The Committee's executive compensation philosophy is that a significant portion of compensation should be tied directly to the performance of Staples as a whole. This philosophy is reflected in our practice of leveraging equity to align executive compensation with the interests of our stockholders and placing greater emphasis on Total Direct Compensation (base salary, cash bonus and long-term stock incentives) than on each of the separate components of Total Direct Compensation.

        The Committee targets Total Direct Compensation to fall above the median relative to the pay practices of a peer group of publicly traded companies in the retail industry (including companies in the Standard & Poor's Retail Composite Index contained in the stock performance graph contained in this Proxy Statement). Since the Committee believes that bonus awards tied to achievement of pre-approved performance goals and equity awards that strongly link the executives' compensation to the success of Staples' stock in the marketplace serve as influential motivators to its executives and help to align the executives' interests with those of the stockholders, the Committee seeks to provide its executives with "at risk" opportunities for compensation through performance-based cash bonuses, stock options and Performance Accelerated Restricted Stock ("PARS"). Stock options and PARS have historically provided the desired linkage with stockholders' interests.

        As in prior years, our judgments regarding executive compensation last year were based primarily upon our assessment of each executive officer's leadership performance and potential to enhance long-term stockholder value. We rely upon judgment and not upon rigid guidelines or formulas or short-term changes in our stock price in determining the amount and mix of compensation elements for each executive officer. Key factors affecting our judgments included the nature and scope of the executive officers' responsibilities, their effectiveness in leading our initiatives to increase earnings per share, return on net assets, customer satisfaction and growth, and their success in creating a culture of integrity and compliance with applicable law and our ethics policies. We also considered data regarding the compensation levels (including long-term equity incentives) of corporate executives in companies in Staples' competitive business group; the competitive labor market in which Staples competes for executive talent; and the performances of a comparison group of major companies that are most likely to compete with Staples for the services of executive officers.

Status of the Executive Compensation Program

        We regularly evaluate the effectiveness of our overall executive compensation program. Based on our ability to retain our senior executives and the company's recent performance, we continue to believe we have a highly effective executive compensation program.

        Our Executive Compensation Program is as follows:

  •
  Base Salaries:  Base salaries for the executive officers are generally at or above the median of comparable positions in the retail peer group.

  •
  Cash Bonus:  Each of Staples' executive officers was eligible to participate in Staples' Executive Officer Incentive Plan in fiscal 2004 (the "Bonus Plan"). The Bonus Plan provided for the payment of a range of cash bonuses to executive officers based on pre-established objectives relating to company-wide earnings per share, return on net assets, and customer satisfaction goals. For an executive officer to be eligible to receive any cash bonus under the plan, a minimum earnings per share threshold had to be achieved. In addition, the return on net assets and customer satisfaction criteria had minimum levels that had to be achieved before any payment related to these specific criteria could be made. The earnings per share, return on net assets and customer satisfaction goals for the Bonus Plan were determined by the Committee at the beginning of fiscal 2004. The Committee established target bonus payouts for executives in an attempt to bring the cash portion (base salary plus target bonus) of Total Direct Compensation to approximately the median of the cash compensation paid to the retail peer group. For fiscal 2004, Staples exceeded the 100% payout target for earnings per share, return on net assets and customer satisfaction.

  •
  Long-Term Stock Incentives:  In addition to base salary and cash bonuses, Staples' executives have been annually granted performance-based long-term incentives represented by stock options and PARS. In the business environment in which Staples competes for executives, stock options and other equity awards are an important part of executive compensation.

    Annual stock option and PARS awards were made to executive officers in July 2004 and October 2004, respectively, the same time that stock option and PARS awards were made to all other eligible associates. The options and PARS vest on the same terms as options and PARS granted to other eligible associates. The annual stock option and PARS awards were awarded in the amounts the Committee believed were necessary, assuming certain stock performance levels, to raise Total Direct Compensation for executive officers to be above the median for the retail peer group.

  Perquisites

        Since the Company was founded in 1986, Staples' executive compensation programs have been relatively free of perquisites, consistent with our egalitarian culture and entrepreneurial spirit. To reinforce this position, the Committee adopted formal policies in 2004 regarding personal use of our leased aircraft and reimbursement for tax/financial planning services for executive officers. In 2004, there was no personal usage of the aircraft by any executive officer. There were modest payments made to certain Senior Executives in 2004 for reimbursement of tax/financial planning services.

  Retirement Benefits

        An analysis conducted by an independent consultant in 2004 found that Staples' retirement benefits for senior executives were well below the competitive market; therefore, we revised our retirement benefits program for senior executives. We amended our Supplemental Executive Retirement Plan (SERP), effective October 1, 2004, to provide a Company cash match on the first 4% of a participant's compensation (base salary and bonus) and permit voluntary additional deferrals up to 100% of cash compensation. The SERP supplements Staples' 401(k) plan which for executive officers provides up to a 2% deferral of compensation with a 50% match in company common stock. In addition, a pre-retirement survivors' benefit plan, long-term care insurance benefit, and new executive life insurance plan were implemented, effective October 1, 2004. These improvements to our retirement programs cover approximately 330 senior executives. The Company's total maximum annual after-tax cost for all these plans is approximately $2 million.

        As part of our review of Staples' retirement benefits, it was recommended and we determined it was appropriate that we modify our definition of retirement for purposes of our retirement and equity plans to bring our practice in line with the marketplace. Accordingly, our retirement definition, which had been age 65, was modified to what is commonly referred to as the "Rule of 65", which requires that the combination of age and company service equals 65, with a minimum age of 55. One result of this change is that all equity awards issued under our 2004 Stock Incentive Plan could now vest sooner under this new definition of retirement. This change affects all executive officers as well as approximately 6,000 Staples associates who are eligible for equity awards under our 2004 Stock Incentive Plan.

  Stock Ownership Guidelines

        To promote equity ownership and further align the interests of management with stockholders, in September 2004, the Committee adopted stock ownership guidelines for senior executives, with greater ownership required from those executive officers with the highest levels of responsibility. According to the guidelines, senior executives of the Company are required to achieve and maintain an ownership position expressed as a multiple of salary as follows:

President and Chief Executive Officer	5 X Salary
Chief Operating Officer	3 X Salary
Chief Administrative Officer	3 X Salary
President — North American Delivery	3 X Salary
President — U.S. Retail	3 X Salary
Other Senior Executives (15 persons)	2 X Salary

        The Committee periodically reviews stock ownership levels of those executives subject to the guidelines. Each executive subject to the ownership guidelines must achieve the required multiple of salary by the later of September 2009 or five years from his or her date of hire. Each of the senior executive officers has achieved stock ownership in excess of the applicable multiple of salary shown above.

  Compensation of the Chief Executive Officer

        Mr. Sargent, Staples' Chief Executive Officer, is eligible to participate in the same executive compensation program available to other Staples executives, and his Total Direct Compensation was set by the Committee in accordance with the same criteria. Mr. Sargent's annual base salary remained unchanged in 2004 at $1,000,000 in line with the median base salaries of chief executive officers in our retail peer group. As a result of the Company exceeding the performance targets under the Bonus Plan, Mr. Sargent was paid a bonus of $1,734,734 in fiscal 2004, placing his total cash compensation for that year above the median of the retail peer group. In fiscal 2004, the Committee granted Mr. Sargent options to purchase 525,000 shares of Staples common stock and 150,000 PARS under the options/PARS program. These grants were valued and based on the same factors the Committee considered in establishing the size of other executive stock option grants and PARS awards. Using the Black-Scholes valuation for options, Total Direct Compensation paid by the Company to Mr. Sargent in fiscal 2004 placed him above the median of the retail peer group.

        We consider Mr. Sargent's level of compensation appropriate for the following reasons: his successful execution of our strategy to enhance long-term investor value through higher earnings per share, return on net assets and customer satisfaction scores; his actions to ensure that the Company has a strong capital structure and cash flow; his role in leading us to solid financial results in a challenging global economic environment; his actions in making the Company a leader in integrity, transparency and corporate governance; and his leadership in driving growth initiatives and focusing our businesses on improving operations and strengthening our relationships with our customers.

  Review of All Components of Compensation

        The Committee has reviewed all components of Mr. Sargent's and the other Senior Executives' compensation, including salary, bonus, current value of all stock options and restricted shares outstanding, the dollar value and cost to the Company of all perquisites and benefits and the actual projected payout obligations under the Company's supplemental executive retirement plan and under potential termination, severance and change in control scenarios. A tally sheet detailing the above components and possible scenarios with their respective dollar amounts was prepared by management for each Senior Executive and reviewed by the Committee. Based on this review, and taking into consideration the amount each executive officer would receive from accelerated vesting of equity grants in each of the relevant scenarios, the Committee found the total compensation under these various scenarios to be reasonable.

  Tax Considerations

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to a public company's chief executive officer and four other most highly-paid executives is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by the stockholders. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible. The Committee intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its Senior Executives while maintaining compensation programs that support attraction and retention of key executives.

        Cash bonuses paid under the Bonus Plan, which was approved by stockholders at the 2003 Annual Stockholders Meeting, and stock options awarded under the Company's stock option plans, which were also approved by stockholders, are performance-based and, accordingly, comply with Section 162(m) and are potentially deductible for the Company. While the Company's PARS program has a significant performance component, it cannot be qualified under 162(m) without compromising valuable executive incentives which the Committee believes outweigh any tax benefit to the Company.

Compensation Committee:
Richard J. Currie, Chairman Brenda C. Barnes Arthur M. Blank Martin Trust (Chairman through March 2, 2004)

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee was entirely comprised of independent Directors during fiscal year 2005. Messrs. Blank, Currie and Trust served on the Compensation Committee until March 2, 2004, and Ms. Barnes and Messrs. Blank and Currie served on the Compensation Committee for the remainder of the fiscal year ended January 29, 2005. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a Director or member of our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on our review of copies of reports filed by the Directors and the executive officers required to file such reports pursuant to Section 16(a) under the Securities and Exchange Act of 1934, we believe that all of our Directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934, with the following exceptions: the sale on April 2, 2004 of 37,968 shares by Mr. Walsh, which was reported on February 11, 2005; the transfer on August 11, 2004 of 56,013 shares by Christine Komola, our Corporate Controller, to the Christine T. Komola Trust, which was reported on February 11, 2005; and the purchase on December 22, 2004 by Mr. Blank of 15,000 shares, which was reported on December 29, 2004.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on Staples common stock between January 29, 2000 and January 29, 2005 (the end of fiscal 2004) with the cumulative total return of (1) the Standard & Poor's 500 Composite Index and (2) the Standard & Poor's Retail Index, which was formerly called the Standard & Poor's 500 Retailing Index. This graph assumes the investment of $100.00 on January 29, 2000 in Staples common stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Retail Index, and assumes dividends are reinvested. Measurement points are February 3, 2001, February 2, 2002, February 1, 2003, January 31, 2004 and January 29, 2005 (Staples' last five fiscal year ends).

	29-Jan-00	3-Feb-01	2-Feb-02	1-Feb-03	31-Jan-04	29-Jan-05
SPLS	$100.00	$75.59	$82.99	$79.85	$123.76	$150.61
S&P Retail Index	$100.00	$100.21	$108.09	$77.32	$114.70	$130.70
S&P 500 Composite Index	$100.00	$99.21	$82.50	$62.91	$83.16	$86.12

APPENDIX A

Staples, Inc.
Board of Directors

Audit Committee Charter
 As approved by the Board of Directors on March 4, 2003.
Updated and approved by the Board of Directors on March 2, 2004 and March 4, 2005.

A.    Purpose

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

    •
    the Company's accounting and financial reporting processes and the audits of the Company's financial statements;

    •
    the integrity of the Company's financial statements;

    •
    the Company's compliance with legal and regulatory requirements;

    •
    the independent auditor's qualifications and independence; and

    •
    the performance of the Company's internal audit function and independent auditors.

B.    Structure and Membership

  1.
  Number. The Audit Committee shall consist of at least three members of the Board of Directors.

  2.
  Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

  3.
  Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

  4.
  Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

  5.
  Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

  6.
  Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

  General

  The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

  1.
  Selection. The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

  2.
  Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  3.
  Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

  •
  the firm's internal quality control procedures;

  •
  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and steps taken to deal with such issues.

  4.
  Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

  5.
  Pre-approval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

  6.
  Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

  •
  obtain and review the reports required by the independent auditor pursuant to paragraph (k) of Section 10A of the Exchange Act regarding:

  •
  critical accounting policies and practices;

      •
      alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

      •
      other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

    •
    review with the independent auditor:

    •
    audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the auditor's activities or on access to requested information and significant disagreements with management;

    •
    major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

    •
    analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods; and

    •
    the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements.

  Review of Audited Financial Statements

  7.
  Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

  8.
  Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

  9.
  Audit Committee Report. The Audit Committee shall prepare for inclusion in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

  Review of Other Financial Disclosures

  10.
  Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  11.
  Earnings Release and Other Financial Information. The Audit Committee shall review and discuss generally the types of information to be disclosed in the Company's earnings press releases (including any use of "pro forma" or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts, rating agencies and others.

  12.
  Quarterly Financial Statements. The Audit Committee shall discuss with the Company's management and independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Oversight of Internal Audit

  13.
  Internal Audit Function. The Audit Committee shall coordinate the Board of Director's oversight of the performance of the Company's internal audit function. The Audit Committee shall review the activities, organizational structure, qualifications and budget of the Internal Audit function and shall have authority to hire and terminate the head of the Internal Audit function.

  14.
  Internal Audit Activities. The Audit Committee shall review and approve the annual Internal Audit plan. The Audit Committee shall meet with the head of Internal Audit on a regular basis to receive reports on completed audits, including management response and status of audits in-process and planned. The Audit Committee shall also receive from the head of Internal Audit reports of any material irregularities, fraud or defalcations regarding unauthorized access to Company assets.

  Controls and Procedures

  15.
  Oversight. The Audit Committee shall oversee the Company's internal accounting controls and the Company's disclosure controls and procedures on behalf of the Board of Directors. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

  16.
  Risk Management. The Audit Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

  17.
  Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company's independent auditors.

  18.
  Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  19.
  Evaluation of Financial Management. The Audit Committee shall provide input to the Compensation Committee on the evaluation of the Company's financial management personnel.

  20.
  Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

  1.
  Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company's internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

  3.
  Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

  4.
  Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

  5.
  Independent Advisors. The Audit Committee shall have the authority to engage independent legal, accounting and other advisors it deems necessary or appropriate to carry out its responsibilities. Such advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors.

  6.
  Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into matters as it shall deems appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

  7.
  Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

  8.
  Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

APPENDIX B

STAPLES, INC.
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

1.
Purpose

        The purpose of this Amended and Restated 2004 Stock Incentive Plan (the "Plan") of Staples, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.
Eligibility

        All of the Company's employees, officers, directors, consultants, advisors, and other service providers (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to be granted options, restricted stock, restricted stock units, stock appreciation rights or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.
Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

4.
Available for Awards

        (a)    Number of Shares.

          (1)   Subject to adjustment under Section 9, Awards may be made under the Plan for up to 62,330,000 shares of common stock, $.0006 par value per share, of the Company (the "Common Stock"). For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards under the Plan; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued because the Award (other than a SAR) is settled for cash, the unused Common Stock covered by such Award (other than a SAR) shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan.

          (2)   In addition, if any option or restricted stock award granted under the 1992 Plan expires, is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such restricted stock award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), then in each such case the unused Common Stock covered by such option or restricted stock award shall be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code; and further provided that shares of Common Stock tendered to the Company to (A) purchase shares of Common Stock upon the exercise of any such option or (B) satisfy tax withholding obligations (including shares retained from the option or restricted stock award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan and that the aggregate number of shares of Common Stock available for grant of Awards pursuant to this sentence shall not exceed 51,000,000. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)    Sub-limits.    Subject to adjustment under Section 9, the following sub-limits on the number of shares of Common Stock subject to Awards shall apply:

          (1)    Section 162(m) Per-Participant Limit.    The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in any calendar year shall be 3,450,000. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

          (2)    Limit on Awards other than Options and SARs.    The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be one-half of the total number of shares of Common Stock covered by the Plan (including any shares that may become available under this Plan pursuant to Section 4(a)(2) hereof).

          (3)    Limits on Awards to Directors.    The maximum number of shares with respect to which Awards may be granted during the term of the Plan to directors who are not employees of the Company shall be 2,000,000 and the maximum number of shares of Common stock with respect to which Awards may be granted in any calendar year to any director who is not an employee of the Company shall be 150,000.

5.
Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of Staples, Inc., any of Staples, Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value (the "Fair Market Value") of the Common Stock, as determined by the Board, at the time the Option is granted.

        (d)    No Reload Rights.    Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

        (e)    No Repricing.    Unless such action is approved by the Company's stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9), and (ii) the Board may not cancel any outstanding Option and grant in substitution therefor new Options under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

        (f)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement provided, however, that no Option will be granted for a term in excess of 10 years.

        (g)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(h) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, to the extent permitted by the Company in its sole discretion, on a deferred basis (with the Company's obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

        (h)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to promptly pay to the Company the exercise price and any required tax withholding;

          (3)   if provided for in the option agreement or approved by the Company, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion, and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   if provided for in the option agreement or approved by the Company, in its sole discretion, by payment of such other lawful consideration as the Board may determine, but in no event may such consideration include delivery of a promissory note of the Participant to the Company; or

          (5)   by any combination of the above permitted forms of payment.

        (i)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted pursuant to this Section 5(i) on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

        (j)    Amendment of Options.    Subject to the provisions of Section 10(f), the Board may amend an Option to convert it into a Stock Appreciation Right.

6.
Stock Appreciation Rights

        (a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right, or SAR, is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board.

        (b)    Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

          (1)    Rules Applicable to Tandem Awards.    When Stock Appreciation Rights are granted in tandem with Options, (a) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with an Acquisition Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with an Acquisition Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (c) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (d) the Stock Appreciation Right will be transferable only with the related Option.

          (2)    Exercise of Independent Stock Appreciation Rights.    A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised.

        (c)    Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company.

7.
Restricted Stock; Restricted Stock Units

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future ("Restricted Stock Units") subject to such terms and conditions on the delivery of the shares of Common Stock as the Board shall determine (each Award for Restricted Stock or Restricted Stock Units, a "Restricted Stock Award"). The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

        (c)    Limitations on Vesting.

          (1)   Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested after the said first anniversary of the date of grant and before the second anniversary of the date of grant, and no more than 66 2/3% vested after the second anniversary of the date of grant and before the third anniversary of the date of grant. Restricted Stock Awards that vest based on performance alone shall not vest earlier than the first anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest earlier than the first anniversary of the date of grant. Notwithstanding the preceding provisions of this Section 7(c)(1), the Board may grant Restricted Stock Awards that are not subject to any limitations on vesting with respect to up to 5% of the total number of shares of Common Stock covered by the Plan (excluding any shares that may become available under this Plan pursuant to Section 4(a)(2) hereof).

          (2)   Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

8.
Other Stock-Based Awards

        Other Awards of shares of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, including without limitation rights to purchase shares of Common Stock ("Other Stock Unit Awards"), may be granted hereunder to Participants. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9.
Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

        (b)    Liquidation or Dissolution.    In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

        (c)    Reorganization Events.

          (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the outstanding shares of Common Stock are converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction.

          (2)    Consequences of a Reorganization Event on Awards.    In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event

  (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (iv) provide that outstanding Awards shall become exercisable or realizable, or restrictions applicable to a Restricted Stock Award or other Award shall lapse, in whole or in part, prior to or upon such Reorganization Event, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing. To the extent all or any portion of an Award becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Award the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Award exercise price; such repurchase right (A) shall lapse at the same rate as the Award would have become exercisable under its terms and (B) shall not apply to any shares subject to the Award that were exercisable under its terms without regard to clause (ii) above.

10.
General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator or guardian may exercise rights under the Award.

        (e)    Withholding.    The Company may require each Participant to pay to the Company, or make provision satisfactory to the Company for payment of, an amount sufficient to pay any taxes, social security contributions, or other similar amounts required by law to be withheld in connection with an Award to such Participant. If provided for in an Award or approved by the Company, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their

Fair Market Value; provided, however, that except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    Except as prohibited by Section 5(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Nonstatutory Stock Option and converting an Option into a SAR, provided that, in each such case, the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be; provided, however, that this sentence shall apply to a Restricted Stock Award only to the extent consistent with Sections 7(c)(2) and 10(j).

        (i)    Deferral.    The Board may provide in an Award or in an amendment to an Award that the Participant may elect to defer the delivery of shares of Common Stock that would otherwise be delivered pursuant to such Award. The Board may establish such conditions on the Participant's election as it deems appropriate.

        (j)    Performance Conditions.

          (1)   Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award or an Other Stock-Based Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m) of the Code), then the Committee may provide that this Section 10(j) is applicable to such Award.

          (2)   If a Restricted Stock Award or an Other Stock-Based Award is subject to this Section 10(j), then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels. The Committee may determine that special one-time or extraordinary gains and/or losses and/or other one-time or extraordinary events should or should not be included or considered in the calculation of such measures. In addition, customer service target levels will be based on predetermined tests of customer service levels such as scores on blind test ("mystery") shopping, customer comment card statistics, customer relations statistics (e.g., number of customer complaints), and delivery response levels. The Committee believes that disclosure of further detail concerning the performance criteria may be confidential commercial or business information, the disclosure of which would adversely affect the Company. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

          (3)   The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.
Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is approved by stockholders of the Company and shall remain in full force and effect until terminated by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan is adopted or was approved by the Company's stockholders, whichever is earlier, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment requiring the approval of the Company's stockholders under any applicable tax requirement, including without limitation Sections 162(m) and 422 of the Code, shall become effective until such approval of the Company's stockholders is obtained and provided further that without approval of the Company's stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes which require stockholder approval under the rules of the Nasdaq National Market, Inc. No Award shall be made that is conditioned on the approval of the Company's stockholders of any amendment to the Plan.

        (e)    Provisions for Foreign Participants.    The Board may modify the terms and conditions of Awards granted to Participants who are foreign nationals or employed outside the United States, establish subplans under the Plan, or adopt such modifications or procedures as the Board may determine to be necessary or advisable to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit, accounting or other matters.

        (f)    Compliance With Code Section 409A.    No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

        (g)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board, subject to stockholder approval, on March 2, 2004; approved by the stockholders on June 17, 2004; amended by the Board on September 8, 2004; and amended and restated by the Board, subject to stockholder approval, on April 27, 2005.

PROXY

STAPLES, INC.
Proxy for the Annual Meeting of Stockholders to be held
on June 13, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned, revoking all prior proxies, hereby appoint(s) Ronald L. Sargent, John J. Mahoney and Jack A. VanWoerkom, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Staples, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois, at 8:00 a.m., local time, and at any postponement or adjournment thereof.

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

        This proxy, when properly executed, will be voted as to all shares of the undersigned in the manner directed by the undersigned stockholder(s). If no direction is given in the executed proxy, this proxy will be voted for the election of Directors, for Proposals 2 and 3 and against Proposal 4. Attendance of the undersigned at the meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THIS PROXY WILL BE BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
THE BOARD RECOMMENDS A VOTE FOR ITEM 1.
		FOR ALL	WITHOLD ALL	FOR ALL EXCEPT
1.	To elect four Class 2 Directors to serve for a three-year term expiring at the 2008 Annual Meeting of Stockholders.	☐	☐	☐
	Nominees: 01 Brenda C. Barnes 02 Mary Elizabeth Burton 03 Richard J. Currie 04 Rowland T. Moriarty	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee's number on the line below.

THE BOARD RECOMMENDS A VOTE FOR ITEM 2.
		FOR	AGAINST	ABSTAIN
2.	To approve Staples' Amended and Restated 2004 Stock Incentive Plan increasing the total number of shares of common stock authorized for issuance under the plan.	☐	☐	☐
THE BOARD RECOMMENDS A VOTE FOR ITEM 3.
		FOR	AGAINST	ABSTAIN
3.	To ratify the selection by the Audit Committee of Ernst & Young LLP as Staples' independent registered public accounting firm for the current fiscal year.	☐	☐	☐
THE BOARD RECOMMENDS A VOTE AGAINST ITEM 4.
		FOR	AGAINST	ABSTAIN
4.	To act on a shareholder proposal on redeem or vote poison pill.	☐	☐	☐
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
Please Mark Here if You Plan to Attend the Annual Meeting			☐

Signature	Signature	Date

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When shares are held by joint owners, both owners should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or a partnership, an authorized person should sign.
FOLD AND DETACH HERE

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.proxyvoting.com/spls Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the Internet at: http://www.staples.com/annual

QuickLinks

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — APPROVAL OF THE STAPLES' AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 4 — SHAREHOLDER PROPOSAL ON REDEEM OR VOTE POISON PILL
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
  APPENDIX A